MAY 20, 2005



TO ALL CLASS A AND CLASS B VOTING PREFERRED STOCKHOLDERS:

Enclosed is the Notice of Annual Meeting of Stockholders, Proxy Statement, and Ballot and Proxy to: elect three directors of South Dakota State Medical Holding Company, Incorporated ("DAKOTACARE" or the "Company"), for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2008. Also enclosed is the Company's 2004 Annual Report to Shareholders.

The Ballot and Proxy must be filed with the Secretary of DAKOTACARE before or at the time of the Annual Meeting. We generally suggest that your Ballot and Proxy be postmarked by June 5, 2005, for timely delivery to the Secretary of DAKOTACARE.

If you have any questions, please call Bruce Hanson or Kirk Zimmer at DAKOTACARE at (605) 334-4000.

Sincerely,

__/s/__L. Paul Jensen_______

L. Paul Jensen
Chief Executive Officer


LPJ:sj
Enc.













































SOUTH DAKOTA STATE MEDICAL
HOLDING COMPANY, INCORPORATED
1323 South Minnesota Avenue
Sioux Falls, South Dakota 57105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 10, 2005


TO THE CLASS A AND CLASS B VOTING PREFERRED STOCKHOLDERS OF SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED:

Notice is hereby given that the Annual Meeting of Stockholders of South Dakota State Medical Holding Company, Incorporated ("DAKOTACARE" or the "Company"), will be held on Friday, June 10, 2005, at the Ramkota Hotel, Sioux Falls, South Dakota, at 2:45 p.m., CDT, for the following purposes:

1. To elect three directors of the Company for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2008.

2. To consider such other business as may properly come before the stockholders for vote at the Annual Meeting.

Only the stockholders of record of the Company's Class A Voting Preferred Stock and Class B Voting Preferred Stock at the close of business on May 20, 2005, will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

A form of Ballot and Proxy and Proxy Statement containing more detailed information with respect to the matters to be considered at the Annual Meeting accompany this notice.

NOTE: The Ballot and Proxy must be filed with the Secretary of DAKOTACARE before or at the time of the Annual Meeting.

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE THE DEADLINE.


                                    BY ORDER OF THE BOARD OF DIRECTORS,


                                     James Engelbrecht, M.D.
                                     Secretary


Dated: May 20, 2005

























SOUTH DAKOTA STATE MEDICAL
HOLDING COMPANY, INCORPORATED
1323 South Minnesota Avenue
Sioux Falls, South Dakota 57105


PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

JUNE 10, 2005


This Proxy Statement is furnished in connection with the solicitation of the enclosed Ballot and Proxy by the Board of Directors of South Dakota State Medical Holding Company, Incorporated (the "Company" or "DAKOTACARE"), for use at an Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, June 10, 2005, at 2:45 p.m., CDT, at the Ramkota Hotel, Sioux Falls, South Dakota, and at any adjournment or postponement thereof.

At the Annual Meeting, the holders of the Company's Class A Voting Preferred Stock (the "Class A Stock") and Class B Voting Preferred Stock (the "Class B Stock") will be asked to consider and vote upon the following proposals described in the enclosed Notice of Annual Meeting:

1. To elect three directors of the Company for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2008.

2. To consider such other business as may properly come before the stockholders for vote at the Annual Meeting.

This Proxy Statement and the form of Ballot and Proxy enclosed are being mailed to stockholders commencing on or about May 20, 2005. NOTE: The Ballot and Proxy must be filed with the Secretary of DAKOTACARE before or at the time of the Annual Meeting.



VOTING AND PROXY INFORMATION

Shares of the Class A Stock and Class B Stock represented by ballots and proxies in the form solicited will be voted in the manner directed by the stockholder. If no direction is made by the stockholder, the proxy will be treated as present for purposes of a quorum, but not voted for the election of directors. If no direction is made by the stockholder, at the discretion of the proxy holders, the proxy will be voted for any other matters that properly come before the stockholders for vote at the Annual Meeting.

A stockholder may revoke his or her Ballot and Proxy at any time before the Annual Meeting by delivering to the Secretary of the Company a written notice of termination of the proxy's authority or by filing with the Secretary of the Company another timely Ballot and Proxy bearing a later date.

Votes are cast by ballot and proxy for the Annual Meeting and will be tabulated by the inspectors of election appointed by the Company for the meeting, and the number of stockholders voting by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum for all matters. Shares abstaining with respect to any matter will be treated as a vote against such matter.

Only the holders of the Class A Stock and Class B Stock whose names appear of record on the Company's books at the close of business on May 20, 2005 (the "Record Date"), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, a total of 1,482 shares of Class A Stock, 1,800 shares of Class B Stock, and 1,365,604 shares of Class C Non-Voting Common Stock were outstanding. The holders of a majority of the Class A Stock and Class B Stock issued and outstanding and entitled to vote at the Annual Meeting, represented by Ballot and Proxy, will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present. The election of each director will be decided by a majority of the eligible votes represented at such meeting unless the right of cumulative voting is exercised, there shall be deemed elected the candidate(s) receiving the most votes for the director position to be filled by such election. The affirmative vote of the holders of a majority of the shares of Class A Stock and Class B Stock (voting as one class), represented at the Annual Meeting in person or by proxy, is necessary for the approval of all other matters proposed to the stockholders at the Annual Meeting. Each holder of the Class A Stock and Class B Stock is entitled to one vote for each share held. There is a right to cumulate voting for the election of directors. In the exercise of cumulative voting rights, each holder of his, her, or its Class A Stock or Class B Stock is entitled to as many votes as shall equal the number of his, her, or its shares of Class A Stock or Class B Stock multiplied by the number of directors to be elected, and by giving written instructions to the Company they may cast all such votes for a single director or may distribute them among the directors to be voted for as he, she, or it sees fit.

Expenses in connection with the solicitation of proxies by the Board of Directors will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone or facsimile.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is required to file periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC") relating to its business, financial statements, and other matters. Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street N.W., Washington,
DC 20549, and at the SEC's regional offices located at 233 Broadway, New
York, NY 10279, and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such materials can also be obtained at prescribed rates from the public reference section of the SEC at 450 Fifth Street N.W., Washington, DC 20549. In addition, the SEC maintains a web site (www.sec.gov) that contains reports, proxy statements, and other information for companies like the Company, which file electronically.


ELECTION OF DIRECTORS

Nominees and Voting

Pursuant to the Company's Amended and Restated By-Laws (the "Bylaws"), the Board of Directors consists of ten directors who are elected for three-year terms expiring at each successive annual meeting of stockholders. Currently, no director may serve more than three consecutive terms. The terms of Dr. James Reynolds, Mr. Van Johnson, and Mr. Bob Sutton expire at the Annual Meeting; the terms of Dr. James Engelbrecht, Dr. Vance Thompson, and Dr. John Sternquist expire at the 2006 Annual Meeting of Stockholders; and the terms of Dr. John Rittmann, Dr. Thomas Krafka, Dr. Stephan Schroeder, and
Dr. Thomas Luzier expire at the 2007 Annual Meeting of Stockholders. The Bylaws currently require that eight of the directors be holders of Class A Stock of the Company and two of the directors be consumers. The Articles of Incorporation restrict ownership of Class A Stock to medical or osteopathic physicians who are residents of the State of South Dakota and who have executed Participating Physician Agreements with the Company. To assure equal eligibility and opportunity throughout the state of South Dakota and to avoid domination of the Board of Directors by any geographic area or areas, the number of physician directors from any one District Medical Society of the South Dakota State Medical Association cannot exceed two. The consumer directors may be from any geographic location which is served by South Dakota State Medical Holding Company and their residence does not affect the geographic restriction for physician directors. The consumer directors are currently Mr. Van Johnson and Mr. Bob Sutton. The officers of the Company are appointed by the Board of Directors and hold office until their successors are chosen and qualified.

The Board of Directors has nominated the following three (3) individuals to serve as directors with terms expiring at the 2008 meeting of the shareholders:
James Reynolds, M.D.; Mr. Van Johnson; and Mr. Terrance Nemec. By write-in nomination, David L. Hoversten, M.D., has also been nominated as a director with a term expiring at the 2008 meeting of the shareholders. The Board of Directors has been informed that each of the four (4) nominees is willing to serve as a director; however, if any nominee should decline or become unable to serve as a director for any reason, the proxy may be voted for such other person as the proxies shall, in their discretion, determine unless otherwise directed on the ballot and proxy.

Nominee Information

The following table sets forth certain information as of May 20, 2005, concerning the four nominees for election as directors of the Company with terms expiring at the 2008 meeting of the shareholders:

Name                     Age                     Position with Company

Individuals Nominated by Board of Directors:
James Reynolds, M.D.      62                     Director
Mr. Van Johnson           60                     Director
Mr. Terrance Nemec        42                     None

Individual Nominated by Write-In:
David L. Hoversten, M.D.  57                     None

Dr. Reynolds became a director of the Company in September 1999. He is a member of the South Dakota State Medical Association and has been engaged in the practice of cardiac surgery in Sioux Falls, South Dakota, since 1978.

Mr. Johnson became a director of the Company in September 1999. He is an independent political lobbyist and has been in practice for over 30 years.
He is also an attorney in private practice in Sioux Falls, South Dakota, since
2001.   Previously, Mr. Johnson was the Executive Vice President of the South
Dakota Auto Dealers Association from 1987 to 2001.

Mr. Nemec has been employed as a certified public accountant/shareholder in the Sioux Falls, Sioux Dakota, office of Klanderud, Montoya, Wuebben & Feehan, PC., since 2003. Previously, from 1984 to 2004, he worked as a certified public accountant for RSM McGladrey, Inc.,/McGladrey & Pullen, LLP, in their Pierre, Rapid City, and Sioux Falls offices.

Dr. Hoversten is a member of the South Dakota State Medical Association and has been engaged in the practice of orthopedic surgery in Sioux Falls, South Dakota, since 1981.

Existing Board of Directors

The following table sets forth certain information of the existing Board of Directors, excluding those nominated above, as of May 20, 2005.

Name                                Age               Position with Company
James Engelbrecht, M.D.             67                Director
Vance Thompson, M.D.                45                Director
John Sternquist, M.D.               60                Director
John Rittmann, M.D.                 67                Director
Thomas Krafka, M.D.                 60                Director
Stephan Schroeder, M.D.             54                Director
Thomas Luzier, M.D.                 57                Director

Dr. Engelbrecht became a director of the Company in June 1997. He is a member of the South Dakota State Medical Association and has been engaged in the practice of internal medicine and rheumatology in Rapid City, South Dakota, since 1980.

Dr. Vance Thompson became a director of the Company in June 2003. He is a member of the South Dakota State Medical Association and has been engaged in the practice of ophthalmology in Sioux Falls, South Dakota, since 1991.

Dr. Sternquist became a director of the Company in October 2000. He is a member of the South Dakota State Medical Association and has been engaged as a general surgeon in Yankton, South Dakota, since 1980.

Dr. Rittmann became a director of the Company in June 1997. He is a member of the South Dakota State Medical Association and has been engaged in practice as a family practitioner in Watertown, South Dakota, since 1973.

Dr. Krafka became a director of the Company in October 1998. He is a member of the South Dakota State Medical Association and has been engaged in the practice of radiology in Rapid City, South Dakota, since 1976.

Dr. Schroeder became a director of the Company in October 1998. He is a member of the South Dakota State Medical Association and has been engaged in practice as a family practitioner in Miller, South Dakota, since 1980.

Dr. Luzier became a director of the Company in October 2004. He is a member of the South Dakota State Medical Association and has been engaged in the practice of Allergy/Immunology in Aberdeen, South Dakota, since 1986.

Executive Officers of the Registrant

Name                          Age         Position with Company
L. Paul Jensen                56          Chief Executive Officer
Kirk J. Zimmer                44          Senior Vice President and Chief
                                            Operating Officer
William O. Rossing, M.D.      70          Vice President, Medical Director
Sharon K. Duncan              57          Vice President, System Operations
Dean M. Krogman               55          Vice President, External Operations
Barbara A. Smith              43          Vice President, Medical Services
Thomas N. Nicholson           45          Vice President, Sales and Marketing
Bruce E. Hanson               41          Vice President Finance and Chief
                                            Financial Officer
Brian E. Meyer                42          Vice President, Information Systems
Scott L. Jamison              47          Vice President, Provider Relations

Mr. Jensen became the Company's Chief Executive Officer in August 1999. He has also served as the Chief Executive Officer of the South Dakota State Medical Association since 1999. Previously, Mr. Jensen served as Chief Executive Officer of the South Dakota Foundation for Medical Care from 1996 to 1999.

Mr. Zimmer joined the Company in May 1988 and became the Company's Senior Vice President in January 1990 and the Chief Operating Officer in 2003. Mr. Zimmer had been a Vice President since November 1988. Mr. Zimmer had been previously employed, since 1982, with McGladrey & Pullen, LLP, a national certified public accountant firm and was a general services manager from 1986 to 1988.

Dr. Rossing became the Company's Vice President and Medical Director upon joining the Company in August 1996. Prior to his retirement from active practice in July 1996, Dr. Rossing had been in the practice of internal medicine in Sioux Falls, South Dakota, since 1966, following his tenure with the U.S. Army Medical Service.

Ms. Duncan became the Company's Vice President of System Operations in February 1990. Prior to joining DAKOTACARE, Ms. Duncan had served as Vice President with Blue Shield of South Dakota since 1986.

Mr. Krogman joined the Company in May 1993 and became the Company's Vice President of External Operations in July 1994. Mr. Krogman also serves in this capacity for the South Dakota State Medical Association. Mr. Krogman has been a Contract lobbyist since 1989 and was a broker/owner of Borchardt/Krogman and Associates, a real estate company, until 1993.

Ms. Smith joined the Company in June 1996 and became the Company's Vice President of Operations in September 1996. Ms. Smith had served for four years as the Secretary of the South Dakota Department of Health and for the prior two years as Special Advisor to the Governor of the State of South Dakota.

Mr. Nicholson joined the Company in July 1996 as the Vice President of Sales and Marketing. Mr. Nicholson had been previously employed, since 1981, by the Williams Insurance Agency and was an Executive Vice President since 1994.

Mr. Hanson joined the Company in December 1996 as the Chief Financial Officer and became the Vice President of Finance in March 1997. Mr. Hanson had been in private practice as a certified public accountant since 1991, and previously had been employed, since 1985, with Charles Bailly & Co., a regional certified public accountant firm.

Mr. Meyer joined the Company in July 1997 as the Vice President of Information Systems. Mr. Meyer had been previously employed since 1985 with Berkley Information Services and was Vice President of Systems Development since 1990.

Mr. Jamison joined the Company in May 2000 as the Vice President of Provider Relations. Mr. Jamison had been previously employed by a clinic in Sioux Falls, South Dakota as the clinic manager.

Director Compensation

Directors receive a meeting fee of $250 for each committee meeting they attend and are reimbursed for costs associated with the attendance of such meetings. Total director fees totaled $9,750, $5,750 and $8,200 for the years ended December 31, 2004, 2003 and 2002, respectively. The Company currently has no equity-based compensation for its directors, officers, or other employees.

Committees and Meetings of the Board of Directors

The Board of Directors of the Company has an Executive Committee consisting of Stephan Schroeder, M.D., John Sternquist, M.D., and James Engelbrecht, M.D.;
an Audit Committee consisting of Stephan Schroeder, M.D., James Engelbrecht, M.D.; and Mr. Bob Sutton; a Nominating Committee; and a Credentialing Committee.

The purpose of the Executive Committee is to transact business of an emergency nature and other matters specifically directed by the Board of Directors. The Executive Committee held no meetings during 2004.

The purpose of the Audit Committee is to assure adequate and accurate accounting policies and procedures. The Audit Committee reviews and approves the audit function and other controls designed to enforce this function. The Audit Committee met once during 2004.

The Board of Directors has not yet determined that any of the persons serving on the Audit Committee is an "audit committee financial expert," as that term is defined in the SEC's rules and regulations. The Company's efforts to find a qualified financial expert willing to commit their time for the Board of Directors has proven unsuccessful to this point.

The purpose of the Nominating Committee is to propose at least one (1) eligible nominee for each director position to be filled and to file such nominations with the Secretary of the Board of Directors. The Nominating Committee consists of the President-Elect of the South Dakota State Medical Association (Kevin Bjordahl, M.D.), one holder of Class A Stock (Patrick Tibbles, M.D.), and one director (Thomas Luzier, M.D.) Each of the members of the Nominating Committee is independent of the Company as defined in the NASDAQ Marketplace Rules. The Nominating Committee has not adopted a written charter. The Nominating Committee met once in 2004. The Nominating Committee will consider nominees from shareholders of the Company. The shareholder must submit a nominating petition giving the name and address of the person submitted for each director position, contain at least five (5) original signatures of holders of Class A Stock, have attached to the nomination a statement signed by the candidate nominated that, if elected, he/she will serve as a director, and be filed with the Secretary of the Company at least forty (40) days prior to the Annual Meeting. The Nominating Committee, upon recommendation from a non-management director, nominated Mr. Terrance Nemec, and a Class A shareholder nominated Dr. David Hoversten.

The purpose of the Credentialing Committee is to oversee the credentialing function to assure a high-quality provider network for DAKOTACARE members and to provide a peer review function for credentialing and recredentialing. The Credentialing Committee consists of James Engelbrecht, M.D.; John Rittmann, M.D.; Thomas Krafka, M.D.; John Sternquist, M.D.; and Thomas Luzier, M.D. The Credentialing Committee met four times in 2004.

The Board of Directors held five meetings and one conference call during 2004. All incumbent directors attended at least 75% of the meetings of the Board and Committees of which they were members.

All members of the Board of Directors currently perform the functions of a compensation committee.

There is no formal process by which submission of requests, information, or other items are to be submitted to the Board of Directors for review. Typically, letters for request are written and addressed to the Board of Directors and mailed or delivered to the main office of the Company, therefore the Board of Directors has determined that no such policy is needed. The items are then given to the individuals within the Company who participate in the meetings for presentation.

There is no formal attendance policy requirements for the members of the Board of Directors at the Annual Meeting. The Board of Directors usually conducts its own meeting within a couple of days of the Annual Meeting and some members of the Board of Directors attend the Annual Meeting. For the Annual Meeting held June 10, 2004, there were three members of the Board of Directors.


AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is responsible for assisting the Board in monitoring the integrity of the financial statements of the Company, compliance by the Company with legal and regulatory requirements, and the independence and performance of the Company's external auditors. The Audit Committee is comprised of directors who are independent of the Company under the requirements as defined by NASDAQ. The Audit Committee has not adopted a written charter.

The audited consolidated financial statements of the Company for the year ended December 31, 2004, were audited by McGladrey & Pullen, LLP. The Audit Committee reviews the audited financial statements annually and recommends to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As part of its activities, the Committee has:

1. Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61;
2. Received the written disclosures and letters from the independent auditors required by Independence Standards Board Standard No. 1;
3. Discussed with the independent auditors the respective auditor's independence; and
4. As part of its meeting to be held in June 2005, the Audit Committee will review and discuss the audited financial statements of the Company with the auditors and management.

Based on such activities, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for the year ended December 31, 2004, be included in the Annual Report on Form 10-K for the year ended December 31, 2004.

Audit Fees

During the period covering the years ended December 31, 2004 and 2003, McGladrey & Pullen, LLP and RSM McGladrey, Inc., performed the following professional services:

                              2004             2003

Audit Fees(1)                 $73,000          $65,500
Audit-Related Fees(2)             300            1,200
Tax Fees(3)                    11,000            5,500
All Other Fees(4)               5,000            1,200

(1)Audit fees consist of fees for the audit of the Company's annual consolidated financial statements and statutory financial statements, review of unaudited financial statements included in the Company's quarterly reports on Form 10-Q and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees for various accounting consultations.
(3)Tax fees consist of fees for tax consultation and tax compliance services for the Company and its subsidiaries.
(4)All other fees for 2004 consist of fees for consultations related to an agreed upon procedures engagement performed for the Company. All other fees for 2003 consist of fees for consultations related to financing alternatives for the Company.

The Audit Committee's current practice on pre-approval of services performed by the independent registered public accounting firm is to approve annually all audit services and, on a case-by-case basis or in accordance with a pre-established approval limit, all permitted non-audit services to be provided by the independent auditors during the calendar year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor's independent in accordance with the Audit Committee's pre-approval policies. In addition, the Audit Committee may pre-approve other non-audit services during the year on a case-by-case basis. All services performed by the independent auditors for 2004 were pre-approved in accordance with the Audit Committee's pre-approval policies.


COMPENSATION COMMITTEE REPORT

The Board of Directors currently performs the functions of a Compensation Committee. L. Paul Jensen participates in the deliberations of all officers' compensation except for his own.

General Compensation Philosophy

In 1997, the Company adopted an executive compensation philosophy under which total compensation was based on pay practices in the Company's geographical region and a person's experience and responsibilities to the Company.

                                                         5
Currently, the executive compensation program does not include long-term incentive or equity compensation. Total compensation for 2004 was based on the median pay practices of comparably sized companies in DAKOTACARE's geographic region, the individual's years of experience, and level of responsibility.

CEO Compensation

L. Paul Jensen does not have an employment contract, but the Company has established a deferred compensation agreement with him. A provision has been made for the future compensation which is payable upon the completion of the earlier of 25 years or any earlier retirement age specified by the Board of Directors by resolution. Mr. Jensen generally devotes a portion of his time to the Company and to the South Dakota State Medical Association. He received separate compensation from the South Dakota State Medical Association during 2004 which totaled $108,080, including a retirement plan contribution. Mr. Jensen's salary for 2004 for the Company was $97,104.

Compensation Committee Members
John Sternquist, M.D.
James Engelbrecht, M.D.
Thomas Luzier, M.D.
Thomas Krafka, M.D.
John Rittmann, M.D.
Stephan Schroeder, M.D.
James Reynolds, M.D.
Vance Thompson, M.D.
Mr. Van Johnson
Mr. Bob Sutton


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Board of Directors currently performs the functions of a Compensation Committee. There are no Compensation Committee interlocks with other companies and none of the directors currently is, or has been, an officer, employee, or insider of the Company or its subsidiaries.

EXECUTIVE COMPENSATION

The following table sets forth the annual compensation paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers serving at the end of 2004.

Name and Principal                                                  All Other
Position                            Year   Salary      Bonus    Compensation(1)

L. Paul Jensen                      2004   $85,191     $44,548      $13,308(2)
Chief Executive Officer             2003    82,133           0       14,886(2)
                                    2002    77,867           0       14,150(2)

Kirk J. Zimmer                      2004   154,160      63,341       19,440(2)
Senior Vice President,              2003   148,567           0       20,973(2)
  Chief Operating Officer           2002   143,948           0       18,285(2)

Thomas N. Nicholson                 2004   130,218      38,692       22,901(3)
Vice President, Marketing           2003   122,945      37,500       22,877(3)
                                    2002   115,520      45,000       22,417(3)

William O. Rossing, M.D.            2004   130,230      40,339       14,803
Vice President, Medical Director    2003   126,553           0       14,427
                                    2002   123,002           0       13,952

Brian E. Meyer                      2004   110,304      37,117       12,473
Vice President, Information Systems 2003   106,252           0       12,141
                                    2002   102,992           0       11,651

(1)Consists of retirement plan contributions, insurance premiums paid on deferred compensation plans and other perquisite payments.
(2)Mr. Jensen and Mr. Zimmer received compensation in the form of payments of insurance premiums by the Company to their deferred compensation plans. The payments for Mr. Jensen were $3,668, $5,502 and $5,502 for the years ended December 31, 2004, 2003 and 2002, respectively. The payments for Mr. Zimmer were $2,000, $4,000 and $2,000 for the years ended December 31, 2004, 2003 and 2002, respectively.
(3)Mr. Nicholson received compensation in the form of perquisite payments totaling $4,907, 4,553 and 4,400 for the years ended December 31, 2004, 2003 and 2002, respectively.

                                                        6

The Company has nonqualified deferred compensation agreements with L. Paul Jensen and Krik J. Zimmer. Under the nonqualified deferred compensation agreements, provision has been made for future compensation which is payable upon the completion of the earlier of 25 years of service to the Company and related organizations or attainment of the age of 65. At December 31, 2004 and 2003, $106,175 and $96,175, respectively, was accrued under these contracts. The Company also maintains key person insurance of $250,000 on
L. Paul Jensen and $188,700 on Kirk J. Zimmer to fund the Company's deferred compensation liability under such nonqualified deferred compensation agreements.

During 2004, the Company paid discretionary bonuses to its employees. Such amounts were charged to personnel expenses in the amount of $972,651 and a portion is included in the table above for the selected individuals listed. The Company does not currently have a long-term performance or incentive plan.


PERFORMANCE GRAPH

No graph is presented because there has been no established market or exchange for the trading of the Class C Non-Voting Common Stock.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 1, 2002, the Company entered into a lease of office space with the South Dakota State Medical Association, which requires minimum monthly rentals of $18,982. The agreement was renewed and payments are being made on a month to month basis. On January 1, 2001, CareWest entered into a three-year lease which required minimum monthly rentals of $1,500. This lease was renewed on January 1, 2004, and required monthly payments of $1,500 ending
December 31, 2004. The Company also has entered into other short-term lease agreements for which the total rental commitment at December 31, 2004, 2003, and 2002, were $253,662, $254,562, and $252,087, respectively.

The Company obtained approval from the South Dakota Division of Insurance and agreed to lend approximately $3,500,000 to the South Dakota State Medical Association for the purpose of allowing the Association to purchase the land and building that will house the main office of the Company, the Association, and the South Dakota Foundation for Medical Care. The loan will be secured by a real estate mortgage with repayment over 22.5 years at a rate of 4.5% annual interest. As of December 31, 2004, no amounts had been advanced to the Association. Prior to the occupancy of the building, the Company will negotiate lease terms with the Association.

The Company provides group health insurance coverage for employees of the Association. Total premium income from the affiliate for each of the years ended December 31, 2004, 2003, and 2002, was $114,898, $108,750, and $85,005,
respectively.

Mr. L. Paul Jensen received salaries and retirement contributions totaling $108,080, $104,074, and $99,280, respectively from the Association for the years ended 2004, 2003, and 2002.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 31, 2005, regarding the beneficial ownership of securities of the Company by (i) each person or group who is known by the Company to be the beneficial owner of more than 5% of the outstanding voting securities, (ii) all directors of the Company and nominees for directors, (iii) each individual named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. The Company believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole voting and investment power (or shares such powers with his or her spouse), subject to the terms of the respective classes of securities of the Company and the information contained in the notes to the table.

                                                     7

                                                   Amount & Nature
 Title                Name and Address of           of Beneficial    Percent
of Class               Beneficial Owner               Ownership      of Class
----------------------------------------------------------------------------
Class B Preferred     South Dakota State                1,800          100%
                      Medical Association(1)
                      1323 South Minnesota Avenue
                      Sioux Falls, SD 57105

Class A Preferred     Lloyd Solberg, M.D.                   1          .07%
Class C Common        P. O. Box 5054                  135,330         9.91%
                      Sioux Falls, SD 57117-5054

Class A Preferred     James Engelbrecht, M.D.               1          .07%
Class C Common                                          1,160          .08%

Class A Preferred     Thomas L. Luzier                      1          .07%
Class C Common                                          1,960          .14%

Class A Preferred     Thomas L. Krafka, M.D.                1          .07%
Class C Common                                         16,640         1.22%

Class A Preferred     John Rittmann, M.D.                   1          .07%
Class C Common                                          8,421          .62%

Class A Common        Stephan D. Schroeder                  1          .07%
Class C Common                                          1,920          .14%

Class A Preferred     James Reynolds, M.D.                  1          .07%
Class C Common                                         50,440         3.69%

Class A Preferred     John C. Sternquist, M.D.              1          .07%
Class C Common                                            560          .04%

Class A Preferred     Vance Thompson, M.D.                  1          .07%
Class C Common                                          1,000          .07%

Class A Preferred     David L. Hoversten, M.D.              1          .07%
Class C Common                                          4,560          .33%

Class C Common        Van Johnson                          --           --

Class C Common        Bob Sutton                           --           --

Class C Common        Terrance Nemec                       --           --

Class C Common        L. Paul Jensen(5)                 5,760          .42%

Class C Common        Thomas Nicholson                     --           --

Class C Common        William Rossing, M.D.             8,720          .64%

Class C Common        Kirk J. Zimmer                      800          .06%

Class C Common        Brian E. Meyer                       --           --


Class A Preferred     All Directors and Executive           8          .53%
                      Officers as a Group
Class C Common       (14 people)                       97,381         7.13%

(1) Class B Preferred refers to the Class B Stock of the Company.
(2) The South Dakota State Medical Association is an affiliated company located at 1323 S. Minnesota Ave., Sioux Falls, SD 57105.
(3) Class A Preferred refers to the Class A Stock of the Company.
(4) Class C Common refers to the Class C Non-Voting Common Stock of the Company.
(5) L. Paul Jensen is the Chief Executive Officer of the Company and the South Dakota State Medical Association.

                                                                  8
COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC, and furnish copies of those reports to the Company. Based solely on a review of the copies of such reports furnished to the Company, and written representations from the executive officers and directors, the Company believes that during 2004 all other filing requirements were complied with.


OTHER MATTERS

The Board of Directors of the Company knows of no matters that may come before the Annual Meeting other than those referred to above. However, if any procedural or other matters should properly come before the Annual Meeting calling for a vote of the stockholders, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.


INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

McGladrey & Pullen, LLP, served as the Company's independent certified public accountants for 2004 and is serving in that capacity for 2005. It is not expected that representatives of McGladrey & Pullen, LLP, will attend the Annual Meeting of Stockholders or have the opportunity to make a statement or respond to questions.


STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Any proposal by a stockholder to be presented at the 2006 Annual Meeting must be received at the Company's principal executive offices, 1323 South Minnesota Avenue, Sioux Falls, South Dakota 57105, addressed to James Engelbrecht, M.D., the Secretary of the Company, not later than January 19, 2006.

                                     BY ORDER OF THE BOARD OF DIRECTORS,


                                     James Engelbrecht, M.D.
                                     Secretary

Dated:  May 20, 2005

                                                                    9

South Dakota State Medical Holding Company, Incorporated
1323 South Minnesota Avenue
Sioux Falls, SD 57105


BALLOT AND PROXY

The undersigned hereby appoints Stephan Schroeder, M.D., and James Engelbrecht, M.D., or either of them as proxy of the undersigned, with full power of substitution, for and in the name of the undersigned in the election of directors and such other business as may properly come before the Annual Meeting of Stockholders of the South Dakota State Medical Holding Company, Incorporated, to be held on June 10, 2005, at 2:45 p.m., CDT, or any adjournment thereof, for holders of Class A Voting Preferred Stock and Class B Voting Preferred Stock as of May 20, 2005. This Ballot and Proxy is being solicited by the Board of Directors of South Dakota State Medical Holding Company, Incorporated.


Election of Directors

Holders of the Class A Voting Preferred Stock will have a total of three (3) votes to cast. Your three (3) votes may all be cast for one (1) individual or a combination of up to, but no more than, three (3) individuals. Note, you can only vote for one (1) physician nominee. You can vote for two (2) consumer nominees. Indicate beside the nominee the number of votes you wish to cast for
that individual.    If you indicate more than three (3) votes in total, your
ballot will be disqualified.   If no choice is specified, the proxy will be
voted against all nominees.

The holder of the Class B Voting Preferred Stock will have a total number of votes to cast equal to the number of shares of Class B Voting Preferred Stock held multiplied by three (3). The holder of Class B Voting Stock may cast all of its votes for one (1) individual or a combination of up to, but not more than, three (3) individuals. Note, the holder of Class B Voting Preferred Stock can only vote for one (1) physician nominee and two (2) consumer nominees. Indicate beside the nominee the number of votes you wish to cast for that individual. If you indicate more than a number of votes equal to the number of shares of Class B Voting Preferred Stock held multiplied by three (3), your ballot will be disqualified. If no choice is specified, the proxy will be voted against all nominees.

Physician Nominated by                   Physician Nominated
 Board of Directors	                        By Write-In

___ James Reynolds, M.D.                _____ David L. Hoversten, M.D.

Consumers Nominated by                   Consumers Nominated
Board of Directors	                        By Write-In

_____ Mr. Van Johnson                   None
_____ Mr. Terrance Nemec

Please return this ballot and proxy in the accompanying prepaid postage envelope. The Ballot and Proxy must be filed with the Secretary of the South Dakota State Medical Holding Company, Incorporated, before or at the time of the Annual Meeting.


                                                       ______________________
                                                       Signature

                                                       ______________________
                                                       Name (please print)

                                                       _____________________
                                                       Date






2004 ANNUAL REPORT

TAKING CARE OF OUR OWN

DAKOTACARE
South Dakota's Own

<PGAE>



TO OUR SHAREHOLDERS


DAKOTACARE experienced a successful year in 2004 by conventional standards of performance measurement. New financial records were set as total assets increased over 15% to $29.5 million, cash and investments increased 22% to $23.5 million, net worth increased to nearly $10.5 million, and net income increased to $7.5 million. The Company was also pleased to return over $3 million in contingency reserves to participating physicians in 2004.

But as important as these financial results are to your Company, perhaps most noteworthy is the measurable progress that DAKOTACARE has made toward carrying out the strategic initiatives set forth in our long-term strategic plan which
was completed in early 2004.    Designed to be the blueprint for the
development of DAKOTACARE in the coming years, the plan encompasses marketing and product line development, an emphasis on administrative efficiency in core processes, a focus shift in our medical management program to a more proactive approach to care delivery, capital structure, staffing levels and structure, facility needs, physician communication and involvement, and member education.

Already, DAKOTACARE has made great strides in bringing new products to the market, like our Health Savings Account (HSA) product introduced in 2004, as we continue to remain responsive to the consumer driven healthcare trend. To enhance the success of this product and strengthen our focus on educating members to make wiser, more judicious use of their health care dollar, we have also continued to develop our member education program through an enhanced website, educational materials on many subjects, a focus on generic and cost-effective drugs, and disease management and wellness programs. Key components of our strategic plan also call for expansion into additional product lines, and we have begun work on our first product for the growing Medicare market in South Dakota as well.

We have developed technology to increase our claims processing efficiency and quality through electronic claims filing and autoadjudication programs, resulting in lower administrative costs. We have invested in technology to develop predictive modeling capabilities which will not only assist us in assessing underwriting risk, but also in identifying members who would benefit from care management and disease management programs, ultimately refocusing valuable medical management dollars on proactive efforts to reduce overall healthcare dollars spent. We are also nearing the completion of a technology project that will expand our ability to communicate electronically with members, employers, agents, physicians, and other providers. This e-communication capability will allow these parties to check claims status, enroll members, download forms, find participating providers, ask questions, preauthorize procedures, apply for participation, etc. over a secure website. This technology allows us to be more accessible and convenient for our customers and again, to lower administrative costs.

As we prepare to celebrate the twentieth anniversary of DAKOTACARE in 2006, we are focused on many of the same objectives for which the company was initially founded - to promote high quality health care exemplified by accessibility, affordability, simplification, and freedom of choice. The DAKOTACARE Mission is "To provide the highest quality, cost-effective health care to the citizens of South Dakota (and other identified geographic markets) in a manner that respects the primacy of the patient-physician relationship." We are confident that this focus and strategy will continue to yield positive results, not only for your company, but for the medical community and South Dakota consumers as well. With the continued support of the South Dakota physician community, our board members, staff, and agents, we will address the challenges before us and the healthcare industry together, and reach solutions that are meaningful and positive for all involved.



Stephan D. Schroeder, M.D.                L. Paul Jensen

/s/ Steve Schroeder                       /s/ L. Paul Jensen


President                                Chief Executive Officer

DESCRIPTION OF BUSINESS
-----------------------
South Dakota State Medical Holding Company, Incorporated, was incorporated in the State of South Dakota on May 5, 1988. Reference to "we", "us", "our", "Company", "Corporation" or "DAKOTACARE" means South Dakota State Medical Holding Company, Incorporated. Its corporate offices are located at 1323 South Minnesota Avenue, Sioux Falls, South Dakota, 57105. The Company's Amended and Restate Articles of Incorporation permit the Company to engage in the development of quality comprehensive health care delivery systems; and to conduct, promote, or operate alternative health care delivery systems and other contractual health service arrangements, including but not limited to, traditional third party reimbursement systems, preferred provider organizations, and health maintenance organizations (HMO).

Management has made its best effort to prepare this Annual Report in plain, easy-to-understand English. The Business section (Item 1)attempts to outline the scope of strategies currently employed by the Company. The other information contained in this report is important and necessary in order to gain a thorough understanding of our business, markets, customers and competition. Accordingly, please read this entire Form 10-K, as the principles of the business are complicated, and involve risk and uncertainties.

When used in this report, the words "anticipate", "believe", "estimate", "will", "may", "intend" and "expect" and similar expressions identify forward-looking statements. Forward-looking statements in this Form 10-K include, but are not limited to, those relating to the general expansion of our business. Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved.

The Company contracts with over 98% of the physicians in the State of South Dakota, 100% of the hospitals in the State of South Dakota, and many other health care providers to provide medical services to its enrollees. Physicians who are members of the South Dakota State Medical Association and who complete the Company's credentialing process may participate with the Company by purchasing one share of Class A Voting Preferred Stock of the Company for $10. The South Dakota State Medical Association owns 100% of the Class B Voting Preferred Stock of the Company, and through this ownership, maintains voting control of the Company. Ownership of the Class C Non-Voting Common Stock is restricted by the Company's Amended and Restate Articles of Incorporation to the following persons or entities: (a) medical and osteopathic physicians who have executed participating physician agreements with the Company, (b) a trust or self-directed individual retirement account controlled by such physician, (c) a professional corporation, partnership or other entity domiciled in the State of South Dakota and in which such physician is a shareholder, partner or employee in the practice of medicine, (d) management, employees or agents of the Company, the South Dakota State Medical Association, or the South Dakota Foundation for Medical Care, Inc., or (e) the spouse or children of such physician or other person set forth in (a) or (d) above. In addition to such restrictions, the Class C Non-Voting Common Stock may not be issued or transferred to any hospital or to any natural person or entity who is not a resident or domiciliary of the State of South Dakota. The Class C Non-Voting Common Stock is not convertible into any other shares of capital stock of the Company and is only transferable to those persons set forth in (a)-(e) above and is a resident or domically of the State of South Dakota.

The Company's agreements with participating physicians stipulate compensation on a fee-for-service basis utilizing a relative value schedule developed by the Company. This schedule assigns a value (measured in number of units) for each individual service for which a physician may perform and submit a bill. These values are then multiplied by an overall value per unit assigned by the Company, and the product is the maximum amount allowed for payment to the physician. Actual reimbursement is at the lower of this product or the actual billed amount. The Company, at least annually, reviews the unit values and makes adjustments when considered necessary. The effect of this reimbursement mechanism is to establish a maximum allowable reimbursement, which is not dependent upon actual billed charges. Regardless of the physician bill, reimbursement will never exceed the maximum amount established by the relative value schedule. Physicians also may not bill patients for any excess of the billed charge over the amount allowed by the Company, but instead have contractually agreed to hold the patient harmless for any such amounts.

The Company's agreements with participating physicians provide that up to 20% of fees for services provided, as submitted to the Company, may be withheld to provide a contingency reserve that may be used to fund operations or meet other financial requirements of the Company. The percentage withheld for the years 2002 through 2004 was 15%. The amounts withheld may be paid to the participating physicians at the discretion of the Board of Directors of the Company, although the Company is not contractually obligated to pay out amounts withheld. Management estimates the expected amount of contingency reserves to be paid to participating physicians and records a liability based upon factors such as cash flow needs, net income, and accumulations of amounts withheld. Payments to physicians are made at such times as the Board of Directors and Department of Commerce and Regulation, Division of Insurance (Division) approve payouts, subject to a written agreement with the Division. The recorded liability at December 31, 2004 is equal to actual amounts withheld for the years ended December 31, 2004 and 2003. In 2004, the

Company paid $3,020,127 of withheld contingency reserves from 2002, which was approved by the Division. During 2003 and 2002, the Company's Board of Directors, with approval from the Division, voted to write off $2,123,755 and $1,575,224, respectively, of contingency reserves withheld in 2001 and 2000, respectively, which reduced claims expense in 2003 and 2002 and was accounted for as a change in accounting estimate. This change had the effect of increasing income for 2003 by $1,401,678, or $1.03 per common share, net of income taxes and had the effect of decreasing the net loss for 2002 by $1,039,648, or $0.75 per common share, net of income taxes.

In 1992, the Company incorporated DAKOTACARE Administrative Services, Incorporated (DAS), a South Dakota corporation and wholly owned subsidiary of the Company. In January 1996, the Company incorporated DAKOTACARE Insurance, Ltd. (DIL), a Caymen Island Corporation and wholly owned subsidiary of the Company. DIL was formed to accept reinsurance risk on stop-loss policies of self-insured customers, reinsurance risk on group term life insurance coverage of DAKOTACARE and DAS customers and other insurance risks. In August 2000, the Company organized and purchased a majority interest in Carewest, Inc. (Carewest), a South Dakota corporation. The Articles of Incorporation of DAS and Carewest permit them to engage in the development of Third Party Administration services for health and welfare plans. Carewest has subcontracted with DAS to perform a substantial part of the Third Party Administration activities. Carewest formally dissolved its operations in December 2004 and the results of operations through December 2004 are included in the consolidated financial statements. DIL began the process of formal dissolution, which is expected to be completed approximately December 2006.

PRODUCTS AND MARKETING
----------------------
The Company markets its products under the trade name of DAKOTACARE. The Company has three reportable segments as defined by Financial Accounting Standards Board (FASB) Statement No. 131. The segments' products include health care products (HMO), managed care and claims administration services for self-insured employer groups (TPA) and the reinsurance segment, which provides excess medical stop loss coverage to the self insured employer groups. A detailed analysis of the various segments, including information regarding revenues from external customers, income or loss, and total assets, is contained in Note 12, segment information, to the Company's Consolidated Financial Statements. The Company markets its products through an exclusive network of independent insurance agents throughout South Dakota.

The Company markets its products to employer groups with a minimum of two covered employees and its customers range in size from employers of this size to its largest customer with over 12,500 employees. As of January 1, 2005, DAKOTACARE and its subsidiaries provided health care services to approximately 107,700 individuals, which also includes medical coverage enrollment and ancillary product enrollment for both the HMO and TPA segments.

Approximately 15% of the state's population and approximately 24% of DAKOTACARE's target market of approximately 460,000 is served by DAKOTACARE and its subsidiaries, which does not include Medicare and Medicaid populations, federal employee groups, the individual policy market, and other potential populations. The Company's HMO enrollment for medical coverage, which was approximately 37,000 at the end of 2003, decreased to approximately 30,000 by the end of 2004 and also for January 1, 2005. Commencing in 1993, the Company began its TPA business. January 1, 2005, the company had enrolled for medical coverage approximately 56,200 enrollees, bringing the total individuals served by the Company and its' subsidiaries medical coverage to approximately 86,200. The Company's HMO client disenrollment rate is lower than the industry rate as a whole. The ancillary product enrollment for the HMO and TPA segments covered approximately 21,500 members as of January 1, 2005, bringing the total health care services enrollment to approximately 107,700.
All underwriting and pricing decisions are made by the DAKOTACARE underwriting department based on underwriting policy and guidelines established by senior management. DAKOTACARE's underwriters evaluate the prior loss history, the inherent risk characteristics, and the demographic makeup of the applicants where appropriate.

The Company's policy is to reinsure that portion of risk in excess of $200,000, $175,000, and $125,000 in 2004, 2003, and 2002, respectively, of covered hospital inpatient expenses of any enrollee per contract year. The covered expenses are subject to a coinsurance provision which ranged from 50% to 90% based on average daily amounts specified in the plan. They are also subject to a $2,000,000 lifetime maximum benefit per enrollee. The Company would be liable for any obligations that the reinsuring company is unable to meet under the reinsurance agreement. The reinsurance agreement also provides for enrollee benefits to be paid in the event the Company should cease operations or become insolvent, and a conversion privilege for all enrollees in the event of plan insolvency and for any enrollee that moves out of the service area of the Company.

The Company continually seeks out and evaluates opportunities for future growth and expansion. These opportunities may include acquisitions or dispositions of segments of its operations, marketing of insurance products underwritten by other companies, the internal development of new products and techniques for the containment of health care costs, and the measurement of the outcomes and efficiency of health care delivered.

                                       DAKOTACARE/2004 Annual Report       3

ENROLLMENT BY COUNTY

DAKOTACARE supports its statewide enrollment with sales and service locations throughout South Dakota. As a DAKOTACARE member, you're never far away from a helpful voice.


Aurora                               274
Beadle                              2144
Bennett                               78
Bon Homme                           1093
Brookings                           6235
Brown                               4417
Brule                                795
Buffalo                              107
Butte                                766
Campbell                              82
Charles Mix                          963
Clark                                787
Clay                                2215
Codington                           4360
Corson                                69
Custer                               744
Davison                             3555
Day                                  743
Deuel                                390
Dewey                                207
Douglas                              358
Edmunds                              524
Fall River                           469
Faulk                                548
Grant                               1018
Gregory                              471
Haakon                               209
Hamlin                               751
Hand                                 502
Hanson                               543
Harding                               53
Hughes                              7856
Hutchinson                           800
Hyde                                 129
Jackson                              152
Jerauld                              328
Jones                                119
Kingsbury                            949
Lake                                1930
Lawrence                            2311
Lincoln                             1166
Lyman                                402
Marshall                             352
McCook                               605
McPherson                            350
Mead                                1691
Mellette                              49
Miner                                273
Minnehaha                          24911
Moody                                610
Pennington                          8498
Perkins                              211
Potter                               273
Roberts                              506
Sanborn                              408
Shannon                              161
Spink                               1561
Stanley                              959
Sully                                208
Todd                                 165
Tripp                                690
Turner                               802
Union                               1185
Walworth                             397
Yankton                             3208
Ziebach                               50


                                       DAKOTACARE/2004 Annual Report       5

PROVIDERS BY CITY

DAKOTACARE contracts with over 2600 participating providers in more than 200 communities across South Dakota and surrounding states, as well as our national network of Centers of Excellence which provides transplant and trauma services not available in the state. We also provide access to the largest proprietary health care network in the nation to serve our clients' employees who live or travel outside the state. This network offers access to 420,000 health care providers and more than 5,000 facilities nationwide. Our national pharmacy network includes more than 57,000 pharmacies nationwide.

DAKOTACARE's Provider Network is unequaled in its ability to provide true savings to employers and freedom of choice to members.


MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS


STOCK PRICES
There is no active trading market for any class of stock of the Company and no class of stock is listed on an exchange or on the over-the-counter market.
A limited number of exchanges of shares of Class C Non-Voting Common Stock have occurred directly between interested buyers and sellers. The Company does not regularly receive price information on these transactions. The Amended and Restated Articles of Incorporation of the Company currently restrict the ownership of shares as follows: (i) the ownership of the Company's Class A Voting Preferred Stock is restricted to medical or osteopathic physicians who have executed participating agreements with the Company and may not be issued to or held by any hospital, (ii) the ownership of the Company's Class B Voting Preferred Stock is restricted to the South Dakota State Medical Association, and (iii) the ownership of the Company's Class C Non-Voting Common Stock is restricted to (a) medical or osteopathic physicians who have executed participating physician agreements with the Company, (b) a trust or self-directed individual retirement account controlled by such physicians, (c) professional corporations, partnerships, or other entities domiciled in the state of South Dakota, and in which a participating physician is a shareholder, partner, or employee in the practice of medicine, (d) management employees or agents of the Company, the South Dakota State Medical Association, the South Dakota Foundation for Medical Care, or (e) a spouse or child of a shareholder of the Company, if such shares were first held by one of the persons or entities entitled to own Class C common stock. In addition, the Class C non-voting common stock may not be issued or transferred to any hospital or to any natural person or entity who is not a resident or domiciliary of the state of South Dakota.

SHARES ELIGIBLE FOR FUTURE SALE
The Company's Class A Voting Preferred Stock is nontransferable and ownership of the Company's Class B Voting Preferred Stock is restricted to the South Dakota State Medical Association. Approximately 97,300 shares of the Company's Class C Non-Voting stock are currently owned by the officers and directors of the Company. The Company believes that all of the remaining Class C shares are eligible for resale under Rule 144(k) of the Securities Act of 1933, as amended, subject to the ownership restrictions contained in the Company's Amended and Restated Articles of Incorporation.

HOLDERS
As of March 18, 2005, there were 1,523 holders of record of Class A Voting Preferred Stock, 1 holder of Class B Voting Preferred Stock, and 694 holders of record of Class C Non-Voting Common Stock. There are no options or warrants outstanding.

DIVIDENDS
The holders of the Class A Voting Preferred Stock and the Class B Voting Preferred Stock are not entitled to dividends. The Company is not required to pay annual cumulative dividends to the holders of its Class C Non-Voting Common Stock. The Board of Directors, at its discretion, can elect to pay dividends in any amount subject to availability of funds and regulatory requirements. As long as the Company exceeds required regulatory capital as required by the Division, there are no dividend restrictions. Regulatory capital as required by the Division at December 31, 2004 and 2003 was $200,000 on a statutory basis of accounting, which the Company significantly exceeded. No dividends were paid in 2004 or 2003 and none were declared during 2004.

STOCK REPURCHASE PLAN
As a service to the Company's stockholders to facilitate liquidity for Class C Non-Voting Common Stock (Common Stock) in the event of death, disability, or retirement of a shareholder, the Company's Board of Directors adopted a Stock Repurchase Program (Program) which was implemented in February 1998. Participation in the Program is voluntary. No shareholder is required to sell his or her shares of Common Stock under the Program nor is the Company required to purchase any Common Stock under the Program. No shares were acquired in 2004 or 2003 for the treasury under the Program. The value per share is computed using guidelines established in 1995 by an investment organization, and updated using audited consolidated financial statements. These calculations are tested for accuracy and consistency by an independent accounting firm. The purchase and sale of Common Stock under the Program is subject to repurchase conditions as described in the Program.

UNREGISTERED SALES OF SECURITIES
Ownership of the Company's Class A Voting Preferred Stock is restricted to medical or osteopathic physicians who have executed participating physician agreements with the Company. Class A Voting Preferred Stock is nontransferable and holders of these shares do not receive dividends. Each such physician is issued one share of Class A Voting Preferred Stock upon execution of his or her participation agreement and the payment of $10. Upon the termination of a physician's participation agreement, his or her share of Class A Voting Preferred Stock is canceled. During 2004, the Company issued a net increase of 99 shares of Class A Voting Preferred Stock to physicians who entered into participation agreements with the Company. To the extent that the registration provisions of the Securities Act of 1933, as amended, were applicable to these transactions, the Company relied on the exemption from registration contained in Section 4(2) of that act.

                                       DAKOTACARE/2004 Annual Report       7

FINANCIAL HIGHLIGHTS
--------------------

TOTAL ASSETS
2000  $17,703,578
2001   19,357,890
2002   20,698,002
2003   25,638,680
2004   29,511,124

TOTAL REVENUE
2000  $48,423,952
2001   63,898,395
2002   83,611,673
2003   94,944,544
2004   88,105,410

CASH & INVESTMENTS
2000   12,775,152
2001   14,281,153
2002   16,015,360
2003   19,257,771
2004   23,451,063

ENROLLMENT-JANUARY 1
2001    89,359
2002   113,173
2003   120,369
2004   107,325
2005   107,853

2004 Claims Payment Distribution
Hospital   53%
Physician  30%
Pharmacy   13%
Other       4%

FINANCIAL REVIEW
------------------------------------------------------------------------------

Consolidated Balance Sheets                               Pages 10-11

Consolidated Statements of Operations                         Page 12

Consolidated Statements of Stockholders' Equity               Page 13

Consolidated Statements of Cash Flows                     Pages 14-15

Notes to Consolidated Financial Statements                Pages 16-24

Report of Independent Registered
Public Accounting Firm                                        Page 25

Management's Discussion and Analysis of
Financial Condition and Results of Operations             Pages 26-29

Selected Financial Data                                       Page 30

Directors and Executive Officers                              Page 31

Shareholder Information                                       Page 31

Agent Directory                                               Page 32


                                       DAKOTACARE/2004 Annual Report       9

South Dakota State Medical Holding Company, Incorporated d/b/a DAKOTACARE
Consolidated Balance Sheets
December 31, 2004 and 2003

Assets                                                 2004             2003
--------------------------------------------------------------------------------
Current Assets
  Cash and cash equivalents (Note 1)               $17,819,826      $14,518,442
  Investment in securities held to maturity
   (Note 5)                                            408,803          409,138
  Certificates of deposit                            1,600,000        1,400,000
  Receivables (Note 3)                               1,395,187        2,490,688
  Prepaid expenses and other assets                    175,000           75,500
  Deferred income taxes (Note 8)                     1,291,600          344,200
                                                   ----------------------------
    Total current assets                            22,690,416       19,237,968
                                                   ----------------------------




Long-Term Investments
  Investment in securities held to maturity
   (Note 5)                                          4,468,534        3,981,591
  Investment in securities available for sale
   (Note 5)                                            153,900          148,600
  Certificates of deposit                              600,000          100,000
  Contracts with life insurance companies              106,175           96,668
                                                   ----------------------------
                                                     5,328,609        4,326,859
                                                   ----------------------------




Property and Equipment, at cost,
  net of accumulated depreciation                      470,699          581,353
                                                   ----------------------------




Deferred Income Taxes (Note 8)                       1,021,400        1,492,500
                                                   ----------------------------
                                                   $29,511,124      $25,638,680
                                                   ============================

See Notes to Consolidated Financial Statements.


Liabilities and Stockholders' Equity                   2004             2003
-------------------------------------------------------------------------------

Current Liabilities
  Reported and unreported claims payable (Note 7)  $ 9,651,340      $12,854,487
  Unearned premiums and administration fees          2,780,976        2,275,579
  Accounts payable and accrued expenses              1,288,828        1,477,274
  Contingency reserves payable (Note 6)              2,891,167                -
                                                   ----------------------------
     Total current liabilities                      16,612,311       16,607,340
                                                   ----------------------------
Contingency Reserves Payable (Note 6)                2,413,523        6,080,812
                                                   ----------------------------

Commitments and Contingencies (Notes 4, 10 and 13)

Stockholders' Equity (Note 9)
  Class A preferred, voting, no par value, $10
    stated value, 2,500 shares authorized;
    1,523 and 1,424 shares issued and outstanding
    at December 31, 2004 and 2003; liquidation
    preference of outstanding shares of $15,230
    and $14,240 at December 31, 2004 and 2003,
    respectively                                        15,230           14,240
  Class B preferred, voting, no par value,
    $1 stated value, 2,500 shares authorized;
    1,800 shares issued and outstanding; liquidation
    preference of outstanding shares of $1,800           1,800            1,800
  Class C common, nonvoting, $.01 par value,
    10,000,000 shares authorized; issued
    1,505,760 shares                                    15,058           15,058
  Additional paid-in capital                         3,749,342        3,749,342
  Retained earnings                                  8,031,148          496,484
  Accumulated other comprehensive income                 1,891            2,783
  Less cost of Class C common treasury stock,
    140,156 shares                                  (1,329,179)      (1,329,179)
                                                   ----------------------------
                                                    10,485,290        2,950,528
                                                   ----------------------------
                                                   $29,511,124      $25,638,680
                                                   ============================


                                       DAKOTACARE/2004 Annual Report       11

South Dakota State Medical Holding Company, Incorporated d/b/a DAKOTACARE

Consolidated Statements of Operations
Years Ended December 31, 2004, 2003 and 2002

                                            2004          2003          2002
Revenues:
  Premiums                              $81,495,819   $88,015,822   $77,438,834
  Less premiums ceded for reinsurance      (625,065)     (709,232)     (892,324)
                                        ---------------------------------------
                                         80,870,754    87,306,590    76,546,510
  Third party administration fees         5,445,667     5,752,662     5,033,670
  Investment income                         429,318       353,979       450,123
  Other income                            1,359,671     1,531,323     1,581,370
                                        ---------------------------------------
Total revenues                           88,105,410    94,944,554    83,611,673
                                        ---------------------------------------

Operating expenses:
  Claims incurred                        62,551,339    80,052,316    72,512,508
  Less reinsurance recoveries              (476,305)     (376,189)     (387,865)
                                        ---------------------------------------
                                         62,075,034    79,676,127    72,124,643
  Personnel expenses                      7,529,268     6,251,383     5,804,555
  Commissions                             3,007,016     3,195,769     2,911,295
  Professional fees expenses                867,003       825,962       858,814
  Office expenses                           903,317       887,645       982,407
  Occupancy expenses                        782,521       778,948       802,962
  State insurance taxes                     969,877     1,084,869       997,159
  Advertising expenses                      543,946       457,037       534,303
  Other general and administrative
    expenses                              1,122,304       905,052       795,735
                                        ---------------------------------------
        Total operating expenses         77,800,286    94,062,792    85,811,873
                                        ---------------------------------------
        Income (loss) before income
          taxes and minority interest    10,305,124       881,762    (2,200,200)
Income taxes (benefit) (Note 8)           2,771,700      (102,829)      494,201
                                        ---------------------------------------
        Income (loss) before minority
          interest                        7,533,424       984,591    (2,694,401)
Minority interest in loss of subsidiary       1,240         7,381        25,494
                                        ---------------------------------------
        Net income (loss)               $ 7,534,664       991,972   $(2,668,907)
                                        =======================================

Earnings (loss) per common share        $      5.52   $      0.73   $     (1.95)

See Notes to Consolidated Financial Statements.

South Dakota State Medical Holding Company, Incorporated d/b/a DAKOTACARE

Consolidated Statements of Stockholders' Equity
Years Ended December 31, 2004, 2003 and 2002

                                                               Class A            Class B
                                             Comprehensive     Preferred          Preferred
                                              Income(Loss)       Stock            Stock
- ---------------------------------------------------------------------------------------

Balance, December 31, 2001                                     $ 12,600           $ 1,300
   Issuance of Class A preferred stock                            1,060                 -
   Redemption of Class A preferred stock                           (160)                -
   Comprehensive (loss):
      Net (loss)                             $(2,668,907)             -                 -
      Net change in unrealized gain/loss
        on securities available for sale           6,653              -                 -
                                              -----------
      Comprehensive (loss)                   $(2,662,254)
                                              -------------------------------------------
Balance, December 31, 2002                                       13,500             1,300
   Issuance of Class A preferred stock                            1,170                 -
   Redemption of Class A preferred stock                           (430)                -
   Issuance of Class B preferred stock                                -               500
   Comprehensive income:
      Net income                             $   991,972              -                 -
      Net change in unrealized gain/loss
        on securities available for sale          (3,246)             -                 -
                                              -----------
      Comprehensive income                   $   988,726
                                              -------------------------------------------
Balance, December 31, 2003                                       14,240             1,800
   Issuance of Class A preferred stock                            1,010                 -
   Redemption of Class A preferred stock                            (20)                -
   Comprehensive income:
      Net income                             $ 7,534,664              -                 -
      Net change in unrealized gain/loss
        on securities available for sale            (892)             -                 -
                                              -----------
      Comprehensive income                   $ 7,533,772
                                             --------------------------------------------
Balance, December 31, 2004                                       15,230             1,800
                                            =============================================







                                                     Accumulated
               Class C    Additional     Retained       Other
                Common     Paid-In       Earnings   Comprehensive  Treasury
                Stock      Capital       (Deficit)     Income        Stock        Total
------------------------------------------------------------------------------------------

              $  15,058  $3,749,342    $ 2,173,419  $    (624)  $(1,329,179)  $ 4,621,916
                      -           -              -          -             -         1,060
                      -           -              -          -             -          (160)

                      -           -     (2,668,907)         -             -    (2,668,907)

                      -           -              -      6,653             -         6,653


------------------------------------------------------------------------------------------
                 15,058   3,749,342       (495,488)     6,029    (1,329,179)    1,960,562
                      -           -              -          -             -         1,170
                      -           -              -          -             -          (430)
                      -           -              -          -             -           500

                      -           -        991,972          -             -       991,972

                      -           -              -     (3,246)            -        (3,246)

------------------------------------------------------------------------------------------
                 15,058   3,749,342        496,484      2,783    (1,329,179)    2,950,528

                      -           -              -          -             -         1,010
                      -           -              -          -             -           (20)

                      -           -      7,534,664          -             -     7,534,664

                      -           -              -       (892)            -          (892)

------------------------------------------------------------------------------------------
              $  15,058  $3,749,342    $ 8,031,148  $   1,891   $(1,329,179)  $10,485,290
==========================================================================================





                                       DAKOTACARE/2004 Annual Report       13

South Dakota State Medical Holding Company, Incorporated d/b/a DAKOTACARE

Consolidated Statements of Cash Flows
Years Ended December 31, 2004, 2003 and 2002

                                                     2004            2003            2002
--------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
  Net income (loss)                              $ 7,534,664     $   991,972     $(2,668,907)
  Adjustments to reconcile net income (loss)
    to net cash provided by operating activities:
    Depreciation                                     204,285         256,233         296,044
    Minority interest in (loss) of
      subsidiaries                                    (1,240)         (7,381)        (25,494)
    Amortization of discounts and premiums
      on investments, net                           (106,608)       (127,083)       (143,617)
    Loss on disposal of equipment                      3,328           1,771           6,439
    (Increase) decrease in receivables             1,095,501        (445,597)       (500,104)
    (Increase) decrease in prepaid expenses
      and other assets                               (99,500)        (25,502)         85,543
    (Increase) decrease in deferred income taxes    (476,300)       (945,300)        755,600
    Increase (decrease) in reported and
      unreported claims payable                   (3,203,147)      2,948,104       1,668,022
    Increase (decrease) in unearned premiums
      administration fees                            505,397         (40,166)      1,139,874
    Increase (decrease) in accounts payable and
      accrued expenses                              (188,446)        159,196        (141,185)
    Increase (decrease) in contingency
      reserves payable                              (776,122)        890,254       1,343,847
                                                 -------------------------------------------
      Net cash provided by operating activities    4,491,812       3,656,501       1,816,062
                                                 -------------------------------------------

Cash Flows From Investing Activities
  Available for sale securities:
    Purchased                                        (6,192)          (5,346)         (6,647)
  Held to maturity securities:
    Purchased                                      (800,000)               -        (957,863)
    Matured or called                               420,000          462,000       1,350,000
  Proceeds from maturities of certificates
    of deposit                                    1,500,000        1,400,000       1,400,000
  Purchases of certificates of deposit           (2,200,000)      (1,400,000)     (1,500,000)
  (Increase) in contracts with life
    insurance companies                             (10,000)          (2,643)         (1,195)
  Proceeds from the sale of property
    and equipment                                     5,812                -             200
  Purchase of property and equipment               (102,771)        (136,736)       (248,432)
                                                 -------------------------------------------
      Net cash provided by (used in)
       investing activities                      (1,193,151)         317,275          36,063
                                                 -------------------------------------------

See Notes to Consolidated Financial Statements.





                                                     2004            2003            2002
---------------------------------------------------------------------------------------------
Cash Flows From Financing Activities
  Proceeds from issuance of capital stock        $     1,010     $     1,670     $     1,060
  Redemption of capital stock                            (20)           (430)           (160)
  Increase in minority investment
    in subsidiary                                      1,733             212          16,402
                                                 --------------------------------------------
      Net cash provided by financing activities        2,723           1,452          17,302
                                                 --------------------------------------------
      Increase in cash and cash equivalents        3,301,384       3,975,228       1,869,427

Cash and Cash Equivalents
  Beginning                                       14,518,442      10,543,214       8,673,787
                                                 --------------------------------------------
  Ending                                         $17,819,826     $14,518,442     $10,543,214
                                                 ============================================

Supplemental Disclosures of Cash Flow Information
  Cash payments for:
    Income taxes, net of (refunds)               $ 3,520,000     $   (95,629)    $   (81,799)

Supplemental Disclosures of Noncash Investing
  and Financing Activities
    Change in unrealized gain/loss
      on securities available for sale           $      (892)    $    (3,246)    $     6,653




                                       DAKOTACARE/2004 Annual Report       15

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED
D/B/A DAKOTACARE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
Note 1.  Nature of Business and Significant Accounting Policies
Nature of business: South Dakota State Medical Holding Company, Incorporated (the Company), is a South Dakota licensed health maintenance organization (HMO) d/b/a DAKOTACARE. The Company has contracted with hospitals, physicians and other providers to provide health care services to policyholders.
Policyholders are employee groups located in South Dakota.

A summary of the Company's significant accounting policies follows:

Principles of consolidation: The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, DAKOTACARE Administrative Services, Incorporated (DAS), and DAKOTACARE Insurance, LTD. (DIL), and its majority owned subsidiary, Carewest, Inc. (Carewest). DAS and Carewest are third party administrators of health care plans for independent employer companies. DIL's primary activity is in providing reinsurance quota share excess medical stop loss coverage to DAS' self funded customers. All intercompany balances and transactions have been eliminated in consolidation. Carewest was formally dissolved in December 2004, but the activity from operations through December 2004 is included in the consolidated financial statements. Most of the self-funded customers of Carewest transferred to DAS. The Company has also submitted its request to the South Dakota Department of Commerce and Regulation, Division of Insurance (Division of Insurance) to dissolve DIL. The Division of Insurance approved the Company's request on November 18, 2004. DIL is therefore not renewing customer policies upon their expiration. Typically, the claim run out time from each policy is approximately 18 months, with the actual date of DIL's dissolution dependent on the actual run out of claims from the policies.

Revenue recognition: Premiums are billed in advance of their respective coverage periods. Income from such premiums is recorded as earned during the coverage period; the unearned portion of premiums received prior to the end of the coverage period is recorded as unearned premiums. Revenue is reduced by reinsurance premiums ceded to reinsurance companies. Third party administration fees are recorded as earned in the period in which the related services are performed. The unearned portion of fees received but not earned prior to the end of the contract is recorded as unearned administration fees.

Basis of financial statement presentation: In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the liabilities for contingency reserves payable and reported and unreported claims payable, and the valuation allowance on deferred tax assets.

Cash and cash equivalents: For purposes of reporting the statements of cash flows, the Company includes as cash equivalents all cash accounts and highly liquid debt instruments which are not subject to withdrawal restrictions or penalties. Certificates of deposit are considered investments as all have been purchased with maturities in excess of ninety days. Although the Company maintains its cash accounts in a limited number of commercial banks, the Company believes it is not exposed to any significant credit risk on cash and cash equivalents.


Cash and cash equivalents (continued): The Company has reverse repurchase agreements in place with two banks, which totaled approximately $12,700,000 at December 31, 2004. In accordance with the terms of the reverse repurchase agreements, the Company does not take possession of the related securities. The Company's agreements also contain provisions to ensure that the market value of the underlying assets remain sufficient to protect the Company in the event of default by the banks by requiring that the underlying securities have a total market value of at least 100% of the banks' total obligations under the agreements.

At December 31, 2004, approximately $5,500,000 of reverse repurchase agreements were held with First Premier Bank, which had a weighted average maturity of December 2014 and approximately $7,200,000 of reverse repurchase agreements were held with The First National Bank in Sioux Falls, which had a weighted average maturity of March 2011.

Receivables: Receivables are recorded based on amounts billed to customers, subscribers, and other third party payors, and amounts estimated to be received or recovered from reinsurers and other third party payors. The Company evaluates the collectibility of such receivables monthly based on the third party payors' financial condition, credit history, and current economic conditions. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

Investment securities: Investment securities classified as held to maturity are those debt securities that the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs, or changes in general economic conditions. These securities are stated at amortized cost.

Investment securities classified as available for sale are marketable equity securities and those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Investment securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in comprehensive income, net of the related deferred tax effect, if any.

Premiums and discounts on investments in debt securities are amortized over their contractual lives. The method of amortization results in a constant effective yield on those securities (the interest method). Interest on debt securities is recognized in income as accrued. Realized gains and losses on the sale of investment securities are determined using the specific identification method.

Depreciation: Building and building improvements are depreciated using straight-line methods over the estimated useful lives of the assets, which are twenty to thirty-nine years. Depreciation on furniture, equipment and automobiles is computed using straight-line methods based upon the estimated useful lives of the respective assets, which is principally five to seven years.  A summary of property and equipment is as follows:
                                               2004                2003
                                           -------------------------------
Furniture, equipment and automobiles       $ 2,611,488         $ 2,604,350
Building and building improvements              53,370              53,370
Other                                          198,656             141,728
                                           -------------------------------
                                             2,863,514           2,799,448
Less accumulated depreciation                2,392,815           2,218,095
                                           -------------------------------
                                           $   470,699         $   581,353
                                           ===============================
Reported and unreported claims payable: The coverage offered by the Company is on an occurrence basis which provides for payment of claims which occur during the period of coverage regardless of when the claims are reported. Reported and unreported claims payable consist of actual claims reported to be paid and estimates of health care services rendered but not reported and to be paid. The liabilities for reported and unreported claims payable have been estimated by utilizing statistical information developed from historical data, current enrollment, health service utilization statistics and other related information. In addition, the Company uses the services of an independent actuary in the determination of its year end liabilities. The accruals are continually monitored and reviewed and as adjustments to the estimated liabilities become necessary, such adjustments are reflected in current operations.

Income taxes: Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Segment reporting: Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company's operations are classified into three business segments.

Earnings (loss) per common share: Earnings (loss) per common share was calculated by dividing net income (loss) by the weighted average number of Class C common shares outstanding during each period. The weighted average number of Class C common shares outstanding was 1,365,604 in 2004, 2003 and 2002. All references to earnings (loss) per share in the consolidated financial statements are to basic earnings (loss) per share, as the Company has no potentially issuable common stock.

Recent accounting pronouncements: The Financial Accounting Standards Board has issued certain Statements of Financial Accounting Standards, which have required effective dates occurring after the Company's December 31, 2004 year end. The Company's financial statements are not expected to be materially affected by those accounting pronouncements.



Note 2.  Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents and certificates of deposit: The carrying amount approximates fair value because of the relative short maturity of those instruments.

Investments: Fair values for the Company's investment securities are based on quoted market prices. At December 31, 2004, the carrying amount and fair value of the Company's investment securities was $5,031,237 and $5,220,524, respectively. At December 31, 2003, the carrying amount and fair value of the Company's investment securities was $4,539,329 and $4,833,358, respectively.

Accrued interest receivable: The carrying amount approximates fair value due to the nature of the balances recorded.


                                       DAKOTACARE/2004 Annual Report       17

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED
D/B/A DAKOTACARE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
Note 3.	Receivables
Receivables consist of the following as of December 31, 2004 and 2003:


                                               2004                2003
                                           -------------------------------
Drug manufacturer chargebacks              $   540,446         $   662,376
Third party administrator receivables           86,567             461,780
Funds withheld by ceding insurer               311,034             409,250
Coordination of benefits recoverable            18,000             192,000
Subrogation, net of recovery expenses          155,000             160,000
Commissions                                     69,374             159,264
Premiums                                        40,843              70,598
Interest                                        62,194              45,834
Other                                          111,729             329,586
                                           -------------------------------
                                             1,395,187           2,490,688
Less allowance for doubtful accounts                 -                   -
                                           -------------------------------
                                           $ 1,395,187         $ 2,490,688
                                           ===============================


Note 4.  Reinsurance

The Company's policy is to reinsure that portion of risk in excess $200,000, $175,000 and $125,000 in 2004, 2003 and 2002, respectively, of covered hospital inpatient expenses of any enrollee per contract year, subject to a coinsurance provision which ranged from 50% to 90% based on average daily amounts specified in the plan, and a $2,000,000 lifetime maximum benefit per enrollee. The Company would be liable for any obligations that the reinsuring company is unable to meet under the reinsurance agreement.

This reinsurance agreement also provides for enrollee benefits to be paid in the event the Company should cease operations or become insolvent, and a conversion privilege for all enrollees in the event of plan insolvency and for any enrollee that moves out of the service area of the Company.

Note 5.	Investment Securities
Investment securities at December 31, 2004 are as follows:

                                                         Gross         Gross
                                        Amortized      Unrealized   Unrealized       Fair
                                           Cost          Gains       (Losses)        Value
                                       -----------------------------------------------------
Debt securities held to maturity:
  Obligations of U.S. treasury and
    government agencies                $1,036,567      $   16,848   $  (9,770)    $1,043,645
  Obligations of state and political
    Subdivisions                        2,948,127         100,554           -      3,048,681
  Corporate bonds                         892,643          82,505        (850)       974,298
                                       -----------------------------------------------------
                                       $4,877,337      $  199,907   $ (10,620)    $5,066,624
                                       =====================================================

Equity securities available for sale:
  Bond mutual fund                     $  152,009      $    1,891   $       -     $  153,900
                                       =====================================================

All gross unrealized losses are less than 12 months in accordance with Emerging Issues Task Force Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments. Management does not believe any individual unrealized loss as of December 31, 2004 represents an other-than-temporary impairment. The unrealized losses reported for U.S. treasury and government agencies relate to securities issued by FNMA and FHLMC. These losses are primarily attributable to changes in interest rates and as a group were less than 2% of its respective amortized cost basis. The Company has the ability to hold the securities to maturity for the time necessary to recover the amortized cost.







The amortized cost and estimated fair values of debt securities, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because the borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   December 31, 2004
                                            ------------------------------
                                              Amortized
                                                 Cost           Fair Value
                                             -----------------------------
Due in one year                              $  408,803         $  416,816
Due after one year through five years         1,768,677          1,900,491
Due after five years through ten years        1,624,852          1,672,264
Due after ten years                           1,075,005          1,077,053
                                             -----------------------------
                                             $4,877,337         $5,066,624
                                             =============================

Investment securities at December 31, 2003 are as follows:

                                                         Gross         Gross
                                        Amortized      Unrealized   Unrealized       Fair
                                           Cost          Gains       (Losses)        Value
                                       -----------------------------------------------------
Debt securities held to maturity:
  Obligations of U.S. treasury and
    government agencies                $  408,991      $   39,833   $       -     $  448,824
  Obligations of state and political
    Subdivisions                        3,291,048         148,238           -      3,439,286
  Corporate bonds                         690,690         105,958           -        796,648
                                       -----------------------------------------------------
                                       $4,390,729      $  294,029   $       -     $4,684,758
                                       =====================================================

Equity securities available for sale:
  Bond mutual fund                     $  145,817      $    2,783   $       -     $  148,600
                                       =====================================================














The components of other comprehensive income (loss) - net change in unrealized gain (loss) on securities available for sale are as follows:

                                                 Years Ended December 31,
                                           2004            2003            2002
                                        ---------------------------------------
Unrealized holding gain (loss) arising
  during the period                     $  (892)        $(3,246)        $ 6,653
Add reclassification adjustment for net
  losses realized in net income               -               -               -
                                        ---------------------------------------
     Net change in unrealized gain/loss
     before income taxes                   (892)         (3,246)          6,653
Income taxes                                  -               -               -
                                        ---------------------------------------
     Other comprehensive income - net
     change in unrealized gain/loss on
     securities available for sale      $  (892)        $(3,246)        $ 6,653
                                        =======================================

There were no sales of debt or equity securities during each of the three years in the period ended December 31, 2004, and accordingly, no reclassification adjustments on investment securities for those years.

As of December 31, 2004 and 2003, the Company had certificates of deposit of $1,600,000 and $1,300,000, respectively, on deposit with the Division of Insurance, to meet the deposit requirement of state insurance laws

Note 6.  Contingency Reserves Payable

The Company's agreements with participating physicians provide that up to 20% of fees for services provided, as submitted to the Company, may be withheld to provide a contingency reserve that may be used to fund operations or meet other financial requirements of the Company. The percentage withheld for the years 2002 through 2004 was 15%. The amounts withheld may be paid to the participating physicians at the discretion of the Board of Directors of the Company, although the Company is not contractually obligated to pay out amounts withheld. Management estimates the expected amount of contingency reserves to be paid to participating physicians and records a liability based upon factors such as cash flow needs, net income, and accumulations of amounts withheld. Payments to physicians are made at such times as the Board of Directors and Division of Insurance approve payouts, subject to a written agreement with the Division of Insurance. The recorded liability at December 31, 2004 is equal to actual amounts withheld for the years ended December 31, 2004 and 2003. In 2004, the Company paid $3,020,127 of withheld contingency reserves from 2002, which was approved by the Division of Insurance. During 2003 and 2002, the Company's Board of Directors, with approval from the Division of Insurance, voted to write off $2,123,755 and $1,575,224, respectively, of contingency reserves withheld in 2001 and 2000, respectively, which reduced claims expense in 2003 and 2002 and was accounted for as a change in accounting estimate.
This change had the effect of increasing income for 2003 by $1,401,678, or $1.03 per common share, net of income taxes and had the effect of decreasing the net loss for 2002 by $1,039,648, or $0.75 per common share, net of income taxes.

                                       DAKOTACARE/2004 Annual Report       19

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED
D/B/A DAKOTACARE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
Note 7.  Reported and Unreported Claims Payable

Activity in the liability for reported and unreported claims payable is summarized as follows:






                                                 2004            2003            2002
                                             -------------------------------------------
Balance at January 1                         $12,854,487       9,906,383     $ 8,238,361
                                             -------------------------------------------

Incurred related to:
  Current year                                63,530,786      81,051,988      73,887,831
  Prior years                                 (1,455,752)        747,894        (187,964)
  Contingency reserves written off                     -      (2,123,755)     (1,575,224)
                                             -------------------------------------------
Total incurred                                62,075,034      79,676,127      72,124,643
                                             -------------------------------------------

Paid related to:
  Current year                                53,879,446      65,893,965      62,331,756
  Prior years                                 11,398,735      10,717,688       8,157,147
                                             -------------------------------------------
Total paid                                    65,278,181      76,611,653      70,488,903
                                             -------------------------------------------

Less reinsurance recoverables at January 1             -        (116,370)        (84,088)
Plus reinsurance recoverables at December 31           -               -         116,370
                                              ------------------------------------------
Balance at December 31                       $ 9,651,340     $12,854,487     $ 9,906,383
                                             ===========================================

Reserves for incurred claims and claim adjustment expenses attributable to insured events of prior years decreased by $1,455,752 and $187,964 in 2004 and 2002, respectively, and increased by $747,894 in 2003 as a result of reestimation of unpaid claims and claim adjustment expenses and decreased by $2,123,755 in 2003 and $1,575,224 in 2002 as a result of the write off of contingency reserves (Note 6). These changes are generally the result of ongoing analysis of recent loss development trends. Original estimates are increased or decreased as additional information becomes known regarding individual claims.


Note 8.  Income Tax Matters

The Company is taxable as a property and casualty insurance company under section 831 of the Internal Revenue Code. The code prescribes certain adjustments to book income to arrive at taxable income which include adjustments to unearned premiums, discounting of loss reserves and proration of tax-exempt income. In addition, increases in contingency reserves, which are included as claims expenses, are not allowable as tax deductions until actually paid. The Company files a consolidated income tax return with its subsidiaries, DAS, DIL and Carewest.

The net deferred tax assets consist of the following components at December 31:

                                               2004                2003
                                           -------------------------------
Deferred tax assets:
  Contingency reserves payable             $ 1,803,600         $ 2,067,500
  Reported and unreported claims payable        76,300             110,800
  Unearned premiums                            188,500             154,000
  Accrued expenses and other                   224,500             158,100
  Net operating loss carryforwards
    of subsidiaries                            437,600             405,500
                                           -------------------------------
                                             2,730,500           2,895,900
  Less valuation allowance                     322,000           1,014,200
                                           -------------------------------
                                             2,408,500           1,881,700
                                           -------------------------------

Deferred tax liability:
  Property and equipment and other             (95,500)            (45,000)
                                           -------------------------------
                                           $ 2,313,000         $ 1,836,700
                                           ===============================

Reflected on the accompanying balance sheets as follows:

                                               2004                2003
                                           -------------------------------
Current assets                              $ 1,291,600        $   344,200
Noncurrent assets                             1,021,400          1,492,500
                                           -------------------------------
                                            $ 2,313,000        $ 1,836,700
                                            ==============================


During the year ended December 31, 2004, the Company decreased the valuation allowance on the deferred tax assets to increase the deferred tax assets to an amount that management believes will ultimately be realized. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.

The components of income tax expense as of December 31 are as follows:

                                       2004            2003            2002
                                   -------------------------------------------
Current expense (benefit)          $ 3,248,000     $   842,471     $  (261,399)
Deferred expense (benefit)            (476,300)       (945,300)        755,600
                                   -------------------------------------------
                                   $ 2,771,700     $  (102,829)    $   494,201
                                   ===========================================

Total income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 35 percent to income before income taxes as a result of the following:

                                                 2004            2003            2002
                                             -------------------------------------------
Computed "expected" tax expense (benefit)    $ 3,606,793     $   308,617     $  (770,070)
Tax exempt interest                              (47,284)        (47,797)        (44,456)
Lobbying                                           6,981           8,107           6,297
Change in valuation allowance for deferred
  tax assets                                    (692,200)       (416,100)      1,273,300
Effect of tax rate brackets and other           (102,590)         44,344          29,130
                                             -------------------------------------------
                                             $ 2,771,700     $  (102,829)    $   494,201
                                             ===========================================



Note 9.  Capital Stock

The Class A voting preferred stock is not entitled to receive dividends or other distributions, except for redemption by the Company. In the event of a liquidation, each share of Class A preferred stock would be given priority over Class B and C stock and would be entitled to receive a preferential payment in an amount up to (and not to exceed) its stated value of $10 per share. The Class A preferred stock is restricted to ownership by medical and osteopathic physicians who have executed a participating physician agreement with the Company and may not be issued to or held by a hospital.

The Class B voting preferred stock is restricted to ownership by the South Dakota State Medical Association, an affiliated company, and is not entitled to receive dividends. In the event of a liquidation, each share of Class B preferred stock would be given priority over Class C stock and would be entitled to receive a preferential payment after all preferential payments have been made to the holders of Class A preferred stock, in an amount up to (and not to exceed) its par value of $1 per share.

The Class C nonvoting common stock is not entitled to cumulative dividends and has no preference in a liquidation. The Class C common stock is restricted to ownership by the following persons or entities: (1) physicians entitled to ownership of Class A stock, (2) a trust or self-directed individual retirement account controlled by a physician entitled to ownership of Class A stock, (3) a professional corporation, partnership or other entity domiciled in the State of South Dakota and in which a physician entitled to ownership of Class A stock is a shareholder, partner, or employee in the practice of medicine, (4) management, employees or agents of the Company, the South Dakota State Medical Association, or the South Dakota Foundation for Medical Care, or (5) the spouse or children of such physician or other person set forth in (1) or (4) above.

To facilitate liquidity for Class C common stock (Common Stock) in the event of death, disability, or retirement of a shareholder, the Company's Board of Directors has a Stock Repurchase Program (Program). Participation in the Program is voluntary. No shareholder is required to sell his or her shares of Common Stock under the Program nor is the Company required to purchase any Common Stock under the Program. The purchase and sale of Common Stock under the Program is subject to repurchase conditions as described in the Program. The Board of Directors of the Company may, at any time, modify or terminate the Program. The Company may also, at its discretion, offer to repurchase shares of Common Stock outside of the Program in compliance with applicable laws. No shares were acquired during 2004, 2003 or 2002.

Regulatory capital as required by the Division of Insurance at December 31, 2004 and 2003 was $200,000 on a statutory basis of accounting, which the Company significantly exceeded. As long as the Company exceeds required regulatory capital, it is not restricted by the Division of Insurance in the amount of dividends it may pay.

The Company is also subject to risk based capital (RBC) requirements promulgated by the National Association of Insurance Commissioners (NAIC). The RBC standards establish uniform minimum capital requirements for insurance companies. The RBC formula applies various weighting factors to financial balances or various levels of activities based on the perceived degree of risk. As of December 31, 2004, the Company's stockholders' equity exceeded the minimum levels required by the RBC standards.

                                       DAKOTACARE/2004 Annual Report       21

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED
D/B/A DAKOTACARE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
Note 10.  Leases and Transactions With Affiliate

On January 1, 2002, the Company entered into a three year lease of office space with the South Dakota State Medical Association, which required minimum monthly rentals of $18,982. The agreement was renewed and payments are being made on a month to month basis. On January 1, 2001, Carewest entered into a three year lease which required minimum monthly rentals of $1,500. This lease was renewed on January 1, 2004 and requires monthly payments of $1,500 ending
December 31, 2004. The Company also has entered into other short-term lease agreements for which the total rental commitment at December 31, 2004 was not significant. Total rental payments for the years ended December 31, 2004, 2003 and 2002 were $253,662, $254,562 and $252,087, respectively.

The Company obtained approval from the Division of Insurance and agreed to lend approximately $3,500,000 to the South Dakota State Medical Association for the purpose of allowing the South Dakota State Medical Association to purchase land and a building that will house the main office of the Company, the South Dakota State Medical Association, and the South Dakota Foundation for Medical Care. The loan will be secured by a real estate mortgage with repayment over 22.5 years at a rate of 4.5% annual interest. As of December 31, 2004, no amounts had been advanced to the South Dakota State Medical Association. Prior to the occupancy of the building, the Company will negotiate lease terms with the South Dakota State Medical Association.

The Company provides group health insurance coverage for employees of the South Dakota State Medical Association. Total premium income from the affiliate for the years ended December 31, 2004, 2003 and 2002 was $114,898, $108,750 and
$85,005, respectively.

Note 11.  Retirement Plan and Compensation

The Company is included in a qualified money-purchase pension plan with the South Dakota State Medical Association and the South Dakota Foundation for Medical Care. This multiple-employer plan covers employees who have attained age 21, and have completed one year of service. Contributions, which are required under the plan, were an amount equal to 11.5% of the participants' compensation for the twelve-month periods ending September 1, 2004, 2003 and 2002. Retirement plan expense for the years ended December 31, 2004, 2003 and 2002 was $569,970, $481,082 and $386,588, respectively.

In connection with employment contracts between the Company and certain officers and others, provision has been made for future compensation which is payable upon the completion of the earlier of 25 years of service to the Company and related organizations or attainment of the age of 65 or any earlier retirement age specified by the Board of Directors by resolution. At December 31, 2004 and 2003, $106,175 and $96,175, respectively, was accrued under these contracts.

During 2004, the Company paid discretionary bonuses to its employees. Such amounts were charged to personnel expenses and were $972,651.

Note 12.	Segment Information
The Company has three reportable segments:  Health Maintenance Organization
(HMO), Third Party Administration (TPA) and Reinsurance. The HMO segment consists of the operations of the Company. The Company is a South Dakota licensed HMO engaged in the development of comprehensive health care delivery systems. The TPA segment consists of the operations of DAS and Carewest, which are TPA's of healthcare plans for independent employer companies. The reinsurance segment consists of the operations of DIL. DIL's primary activity is in providing reinsurance quota share excess medical stop loss coverage to DAS' self funded customers.

The Company evaluates performance and allocates resources based on net income determined under U.S. generally accepted accounting principles. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company allocates payroll costs incurred based on the activities of admitting new enrollees and in adjudicating claims. The HMO segment profit includes the equity in earnings
(loss) of the TPA and reinsurance segments. Intersegment revenues primarily relate to equipment rental charges which are based on the depreciation on the underlying assets.

The Company's reportable segments are derived from the operations of the Company and subsidiaries that offer different products. The reportable segments are managed separately because they provide distinct services.

Year Ended December 31, 2004            HMO            TPA        Reinsurance       Totals
---------------------------------------------------------------------------------------------
Revenues from external customers   $80,960,603    $ 5,900,048     $ 1,315,803     $88,176,454
Intersegment revenues                        -        223,563               -         223,563
Investment income                      415,177          8,331           5,810         429,318
Depreciation expense                    42,741        161,544               -         204,285
Segment profit (loss)                7,534,664        180,453        (110,649)      7,604,468
Equity in net income of subsidiaries    71,044              -               -          71,044
Income taxes                         2,673,200         98,500               -       2,771,700
Segment assets                      29,025,832      2,086,590         578,675      31,691,097

Year Ended December 31, 2003            HMO            TPA        Reinsurance       Totals
---------------------------------------------------------------------------------------------
Revenues from external customers   $87,020,204    $ 6,275,902     $ 1,440,326     $94,736,432
Intersegment revenues                        -        255,014               -         255,014
Investment income                      344,192          5,727           4,060         353,979
Depreciation expense                    63,743        192,490               -         256,233
Segment profit (loss)                  991,972        523,743        (739,246)        776,469
Equity in net (loss) of subsidiaries  (208,122)             -               -        (208,122)
Income taxes (benefit)                (327,429)       224,600               -        (102,829)
Segment assets                      25,010,783      1,861,418       1,035,884      27,908,085







Year Ended December 31, 2002            HMO            TPA        Reinsurance       Totals
---------------------------------------------------------------------------------------------
Revenues from external customers   $77,759,341    $ 5,553,709     $   496,205     $83,809,255
Intersegment revenues                        -        249,288               -         249,288
Investment income                      441,575          6,753           1,795         450,123
Depreciation expense                    83,350        212,694               -         296,044
Segment profit (loss)               (2,668,907)       171,596             492      (2,496,819)
Equity in net income of subsidiaries   197,582              -               -         197,582
Income taxes                           359,201        135,000               -         494,201
Segment assets                      20,199,597      1,510,867         692,004      22,402,468



                                       DAKOTACARE/2004 Annual Report       23

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INCORPORATED
D/B/A DAKOTACARE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
NOTE 12.  SEGMENT INFORMATION (CONTINUED)

                                                      2004        2003           2002
                                                ------------------------------------------
Revenues
Total external revenues for reportable segments $ 88,176,454   $ 94,736,432   $ 83,809,255
Intersegment revenues for reportable segments        223,563        255,014        249,289
Elimination of intersegment revenues                (223,563)      (255,014)      (249,289)
Elimination of net (income) loss of subsidiaries     (71,044)       208,122       (197,582)
                                                ------------------------------------------
    Total consolidated revenues                 $ 88,105,410   $ 94,944,554   $ 83,611,673
                                                ==========================================

Income or Loss
Total income (loss) for reportable segments     $  7,604,468   $    776,469   $ (2,496,819)
Elimination of equity in net (income) loss
  of subsidiaries                                    (71,044)       208,122       (197,582)
Minority interest in loss of subsidiary                1,240          7,381         25,494
                                                ------------------------------------------
    Total consolidated net income (loss)        $  7,534,664   $    991,972   $ (2,668,907)
                                                ==========================================

Assets
Total assets for reportable segments            $ 31,691,097   $ 27,908,085   $ 22,402,468
Minority interest of subsidiary                            -            493              -
Elimination of intercompany receivable              (152,609)      (447,582)      (174,793)
Elimination of investment in subsidiaries         (2,027,364)    (1,822,316)    (1,529,673)
                                                ------------------------------------------
    Total consolidated assets                   $ 29,511,124   $ 25,638,680   $ 20,698,002
                                                ==========================================

Note 13.  Litigation

The Company is involved in legal actions in the ordinary course of its business. Although the outcome of any such legal actions cannot be predicted, in the opinion of management, there is no legal proceeding pending against or involving the Company for which the outcome is likely to have a material adverse effect upon the consolidated financial position or results of operations of the Company as of and for the year ended December 31, 2004.











Note 14.  Quarterly Financial Information (Unaudited)

Year ended December 31, 2004         1st Quarter   2nd Quarter   3rd Quarter   4th Quarter
------------------------------------------------------------------------------------------
Total revenues                       $22,546,659   $21,882,007   $21,679,568   $21,997,176
Claims incurred, net                  16,572,922    15,548,384    13,846,803    16,106,925
Total operating expenses              20,617,865    19,280,338    17,243,855    20,658,228 (1)
Net income                             1,847,587     1,720,645     2,982,870       983,562

Income per share                     $      1.35  $       1.26  $       2.18  $       0.72

Year ended December 31, 2003         1st Quarter   2nd Quarter   3rd Quarter   4th Quarter
------------------------------------------------------------------------------------------
Total revenues                       $22,687,170   $23,458,037   $24,124,797   $24,674,550
Claims incurred, net                  19,547,393    19,047,765    20,926,031    20,154,938 (2)
Total operating expenses              23,315,642    22,909,365    24,330,614    23,507,171
Net income (loss)                       (524,591)      539,124      (202,030)    1,179,469

Income (loss) per share              $     (0.38)  $      0.39   $     (0.15)  $      0.86
(1) Includes discretionary bonuses paid to officers and employees of approximately $973,000.
(2) Net of the write off of $2,123,755 in 2003 of contingency reserves payable (Notes 6 and 7).



Report of Independent Registered Public Accounting Firm


MCGLADREY AND PULLEN, LLP
--------------------------
Certified Public Accountants


To the Board of Directors
South Dakota State Medical Holding Company, Incorporated d/b/a DAKOTACARE
Sioux Falls, South Dakota

We have audited the accompanying consolidated balance sheets of South Dakota State Medical Holding Company, Incorporated d/b/a DAKOTACARE and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of South Dakota State Medical Holding Company, Incorporated d/b/a DAKOTACARE and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.


/s/ McGladrey and Pullen, LLP

Sioux Falls, South Dakota
February 22, 2005

                                        DAKOTACARE/2004 Annual Report   25

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL
The following operating information are presented for DAKOTACARE's operation as a HMO only and do not include the operations of its subsidiaries for the years ended December 31, 2004, 2003, 2002, and 2001. The HMO results indicated below are reported separately since it is the main component within the consolidated statements. The results indicated in the following tables are not indicative of future operating results.

The combined ratio, which reflects underwriting results but not investment and ancillary income, is a traditional measure of the underwriting performance of a HMO. A combined ratio of less than 100% indicates underwriting profitability while a combined ratio in excess of 100% indicates an underwriting loss.

                                                 Years Ended December 31,
                                               -----------------------------
                                                2004    2003    2002    2001
                                                ----    ----    ----    ----
   Loss ratio                                   76.6%   90.6%   94.3%   89.4%
   Expense ratio                                12.3    10.0    10.7    15.0
                                               -----   -----    ----    ----
     Combined ratio                             88.9%  100.6%  105.0%  104.4%
                                               =====   ======  ======  ======

The loss ratio is computed by dividing the net claims expense into net premium revenue. The Company's results of operations will be affected by the changes in the loss ratio. The loss ratio may vary from period to period depending principally on claims experience. The expense ratio is computed by taking the sum of the remaining operating expenses of the HMO divided by net premium revenue.

The net decrease in the loss ratio was due to a greater increase in revenues on a per member basis than the increase in claims volume and cost per claim on a per member basis. The expense ratio decreased due to the large increase in premiums and the ability to maintain the actual costs of the administrative expenses at a relatively constant amount. See Comparison of Years
December 31, 2004 and December 31, 2003 and Comparison of Years
December 31, 2003 and December 31, 2002.

OFF-BALANCE SHEET ARRANGEMENTS
The Company does not have any off-balance sheet arrangements.

CONTRACTUAL OBLIGATIONS
The Company does not have any contractual obligations, except for operation lease obligations, which are described in Note 10 in the Company's Notes to Consolidated Financial Statements.





RESULTS OF OPERATIONS
---------------------

GENERAL
The following results of operations include the operations of DAKOTACARE and its subsidiaries for the years ended December 31, 2004, 2003, and 2002.

COMPARISON OF YEARS DECEMBER 31, 2004 AND DECEMBER 31, 2003

GENERAL
The Company's net income increased $6,542,692 to $7,534,664 for the year ended December 31, 2004, as compared to net income of $991,972 for the year ended December 31, 2003. This increase was primarily due to a decrease in net claims expense of $17,601,093 and an increase in investment income of $75,339. These were partially offset by a decrease in net premium revenues of $6,435,836, a decrease of third party administration fees of $306,995, a decrease in other income of $171,652, an increase in administrative expenses of $1,338,587, and an increase in income taxes of $2,874,529.


REVENUES
Total revenues decreased $6,839,144, or 7.2%, for the year ended December 31, 2004, as compared to December 31, 2003. Revenues from net premiums generated by the HMO decreased $6,309,568. This decrease is attributable to a 19.3% decrease in the number of enrollee months, but was partially offset by a 14.8% increase in the net premium earned per enrollee for the year ended
December 31, 2004, as compared to December 31, 2003. Revenues from the third party administration fees decreased by $306,995 due to decreased enrollees and pharmacy rebates per enrollee, but was partially offset by increased fees per enrollee and stop-loss commissions. Investment income increased $75,339 due primarily to an increase in the amount of invested assets during the year, but was partially offset by the decreased average rates earned on invested assets. Other income decreased $171,652, primarily as a result of the decreased enrollments overall.

OPERATING EXPENSES
Total operating expenses decreased $16,262,506, or 17.3%, for the year ended December 31, 2004, as compared to December 31, 2003. The change was due Primarily to a decrease in claims incurred, commission expense and state insurance taxes. These decreases were partially offset by increases in personnel, professional fees, advertising and other general and administrative expenses.

Net claims expense decreased by $17,601,093, or 22.1%, for the year ended December 31, 2004, as compared to December 31, 2003. The average claims paid per enrollee decreased by 2.9% while the number of enrollee months decreased by 19.3%. The Company contracts with an actuary to review the cost of claims related to each coverage type and accordingly determine the prices to charge for each coverage type for the next year. In the Fall of 2004, due to the decrease in utilization, an effort to relax rate increases for new business was implemented in underwriting. The Company's goal is to continue to keep pace with inflation, but to increase emphasis on retaining currently profitable business and obtaining new profitable business. Modest rate increases were seen for January 1, 2005, with a small increase in enrollment for the HMO. For the short term, there has been an immediate and positive effect on enrollment
and pricing.    Commissions and state insurance taxes decreased due to the decreased net premiums and the decreased third party administration fees as the costs are directly related. Personnel expenses increased $1,277,885, or 20.4%, in 2004 as compared to 2003. This was due primarily to the year end bonus paid employees and the related accruals of payroll taxes and retirement contributions. The total effect of this year end transaction approximated $1,175,000. Annual pay raises of about 5% were adjusted for employees in June, but these increases were somewhat offset by the decrease in personnel when compared to the prior year. Professional fees increased $41,041, or 5.0% due to additional costs of consulting and accounting fees needed due to increased regulatory rules. Advertising costs increased $86,909, or 19.0% for the year ended December 31, 2004 as compared to December 31, 2003. In 2003, about $40,000 of the advertising spent was reimbursed from our pharmacy agreement to co-op our advertising, which did not occur in 2004. The remaining difference was a budgeted amount to increase from 2003 and try to increase our exposure publicly through advertising. Other general and administrative expenses increased $217,252, or 24.0% for the year ended December 31, 2004 as compared to December 31, 2003. Most of the increase was attributable to the increase in insurance expense, which continues to increase for all types of coverages. The remainder of the increase was mostly an increase due to additional donations made during 2004.

INCOME TAXES
Income tax expense should represent approximately 35% of income before income taxes and minority interest, but due to the change in the valuation allowance recorded against deferred income tax assets in 2004, the Company recorded an income tax provision of $2,771,700, which represented 26.9% of income before tax and minority interest. The valuation allowance recorded against deferred income taxes stems from limiting recorded deferred tax assets to amounts that management believes will be ultimately realized. See Note 8 of the Notes to Consolidated Financial Statements.

COMPARISON OF YEARS DECEMBER 31, 2003 AND DECEMBER 31, 2002

GENERAL
The Company's net loss decreased $3,660,879 to income of $991,972 for the year ended December 31, 2003, as compared to a loss of $2,668,907 for the year ended December 31, 2002. This increase was primarily due to an increase in net premium revenues of $10,760,080, an increase of third party administration fees of $718,992 and a decrease in income taxes of $597,030. These were offset by an increase in net claims expense of $7,551,484, an increase in administrative expenses of $699,435 and a decrease in investment income of $96,144.

REVENUES
Total revenues increased $11,332,881, or 13.6%, for the year ended December 31, 2003, as compared to December 31, 2002. Revenues from net premiums generated by the HMO increased $10,760,080. This increase is attributable to a 18.3% increase in the net premium earned per enrollee and was offset by a 4.5% decrease in the number of enrollee months for the year ended December 31, 2003, as compared to December 31, 2002. Revenues from the third party administration fees increased by $718,992 due to increased fees per enrollee, stop-loss commissions and pharmacy rebates. Investment income decreased $96,144 due primarily to decreased average rates earned on invested assets, but was somewhat offset by the increase in the amount of invested assets during the year.

OPERATING EXPENSES
Total operating expenses increased $8,250,919, or 9.6%, for the year ended December 31, 2003, as compared to December 31, 2002. The change was due primarily to an increase in claims incurred, personnel expenses, commission expense, state insurance taxes, and other general and administrative expenses. These increases were somewhat offset by a decrease in office and advertising expenses.

Net claims expense increased by $7,551,484, or 10.5%, for the year ended December 31, 2003, as compared to December 31, 2002. The average claims paid per enrollee increased by 13.7% while the number of enrollee months decreased by 4.5%. The Company contracts with an actuary to review the cost of claims related to each coverage type and accordingly determine the prices to charge for each coverage type for the next year. In the Fall of 2003, the Company received approval from the Division to implement updated rates. These new rates went into effect beginning January 2004 for new groups and groups renewing their coverage. As groups renew their coverage throughout the year, the new rates will be implemented at that time for those groups. The effect

                                        DAKOTACARE/2004 Annual Report   27
of these rate increases is anticipated to increase premiums by approximately
20% on a per member basis.  The trends for each quarter of 2003, indicated
that the premiums earned on a per member basis increased faster than the costs of claims on a per member basis. Premiums earned per member increased approximately 18% from the prior year, while claims expense per member increased approximately 14% from the prior year. Since a large number of renewals occur as a January 1 renewal date, the biggest increase in per member premiums are generally seen in the first quarter. Claims expense will generally increase throughout the year and thus the latter quarters will reflect larger claims
loss percentages than the earlier quarters.   Personnel expenses increased
$446,828, or 7.7%, in 2003 as compared to 2002. This was due primarily to annual compensation adjustments and an increase in staffing needs due to increased workload generated by the volume and other requirements. Commissions and state insurance taxes increased due to the increased net premiums and the increased third party administration fees as the costs are directly related. Other general and administrative expenses increased $109,317, or 13.7% for the year ended December 31, 2003 as compared to December 31, 2002. Most of the increase was attributable to the increase in insurance expense, which continues to increase for all types of coverages. Office expense decreased $94,762, or 9.6%, largely due to decreased postage and supplies costs resulting from decreased membership. Advertising decreased $77,266, or 14.5%, due to the sharing of advertising expense with a vendor, which was in the past fully paid by the Company alone.

INCOME TAXES
Income tax expense should represent approximately 35% of income before income taxes and minority interest, but due to the change in the valuation allowance recorded against deferred income tax assets in 2003, the Company recorded an income tax benefit of $102,829. The valuation allowance recorded against deferred income taxes stems from limiting recorded deferred tax assets to amounts that management believes will be ultimately realized. See Note 8 of the Notes to Consolidated Financial Statements.


LIQUIDITY AND CAPITAL RESOURCES

The Company's principal sources of cash have been premium and fee revenue, collection of premiums in advance of the claims costs associated with them, and an agreement with participating physicians in which a percentage of fees for services is withheld for cash flows of the Company. The Company in the past has had borrowings from banks and affiliated companies, but currently does not need to borrow for liquidity purposes.

Net cash provided by operating activities increased by $835,311 to $4,491,812 for the year ended December 31, 2004, as compared to 2003. Net cash provided by operating activities increased from the prior year primarily due to increases in net income, a decrease in receivables, and an increase in unearned premiums and administration fees since December 31, 2003. Items reducing the cash provided by operating activities when compared to the prior year are a decrease in reported and unreported claims payable, a decrease in contingency reserves, a decrease in accounts payable and accrued expenses, an increase in deferred income taxes and an increase in prepaid expenses and other assets.

Other uses of cash and cash equivalents were for the purchase of securities held to maturity and certificates of deposit, and the purchase of property and equipment. This was somewhat offset by the maturities of securities held to maturity and certificates of deposit. The Company has invested cash not currently needed in operations into intermediate-term bonds, consisting primarily of municipal bonds, U.S. government securities and corporate bonds.

At December 31, 2004, the Company had certificates of deposit of $1,600,000 on deposit with the Division to meet the deposit requirements of state insurance laws.

The Company is not contractually obligated to pay out contingency reserves withheld but has historically elected (subject to Division approval) to pay out a majority of amounts withheld. In 2004, the Company paid $3,020,127 of withheld contingency reserves from 2002, which was approved by the Division of Insurance. In 2003, the Company did not pay any previously withheld amounts and wrote off a portion of the contingency reserve liability. The amount that was written off was $2,123,755, which was withheld for claims incurred in 2001. This amount was expensed as claims at the time they were incurred and was treated as a reduction in claims expense in 2003 when they were written off. Typically, two years lapse from the date the contingency reserves are withheld to the date which the corresponding amounts are paid to the participating physicians or written off. Currently, the reserves withheld from claims with a date of service in 2004 and 2003 are the amounts remaining within the contingent reserve payable.

The Company believes that cash flows generated by operations, withholding of contingency reserves, cash on hand, and short-term investment balances will be sufficient to fund operations, and pay out projected contingency reserves payable.

INFLATION

A substantial portion of the Company's operating expenses consist of health care costs, which, in the general economy, have been rising at a rate greater than that of the overall Consumer Price Index. The Company believes that its cost control measures and risk sharing arrangements reduce the effect of inflation on such costs. Historically, market conditions and the regulatory environment in which the Company operates have permitted the Company to offset a portion or all of the impact of inflation on the cost of health care benefits through premium increases. If the Company was not able to continue to increase premiums, a material adverse impact on the Company's operations could result. Inflation does not have a material effect on the remainder of the Company's operating expenses.


INDUSTRY TRENDS

In recent years, there has been a trend by employer groups to switch to plans with higher employee cost-sharing levels in order to maintain lower premiums. As a provider of cost effective managed care plans for medium and small employers, the Company believes it is delivering products and services that address current health care reform issues. The Company will continue to evaluate its business strategy as necessary to maximize its ability to adapt to the changing health care marketplace.



RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board has issued certain Statements of Financial Accounting Standards, which have required effective dates occurring after the Company's December 31, 2004 year end. The Company's financial statements are not expected to be materially affected by those accounting pronouncements.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company does not have any material market risk as defined by Item 305 of Regulation S-K. The Company has market risk with its cash and investments, but due to the conservative nature of the invested assets, management feels that market risk is limited.

                                        DAKOTACARE/2004 Annual Report   29

SELECTED FINANCIAL DATA
-----------------------

The following information for the Company is as of and for the years ended December 31, 2004, 2003, 2002, 2001, and 2000(dollars in thousands, except per share data):

                                                     Years Ended December 31,
                                            -------------------------------------------
                                              2004     2003     2002     2001     2000
                                            -------  -------  -------  ------   -------
Income Statement Data:
  Net premiums                              $80,871  $87,307  $76,547  $57,993  $43,574
  Third party administration fees             5,446    5,753    5,034    4,075    3,372
  Investment income                             429      354      450      688      767
  Total revenues                             88,105   94,945   83,612   63,898   48,424
  Net claims incurred                        62,075   79,676   72,125   51,615   35,151
  Other operating expenses                   15,725   14,387   13,687   13,620   10,395
  Income (loss) before income taxes
         and minority interest               10,305      882   (2,200)  (1,337)   2,878
  Net income (loss)                           7,535      992   (2,669)    (718)   1,954
                                            =======  =======  =======  =======  =======
Earnings (loss) per common share            $  5.52  $  0.73  $ (1.95) $ (0.52) $  1.38
                                            =======  =======  =======  =======  =======
Dividends per common share                  $  0.00  $  0.00  $  0.00  $  0.05  $  0.05
                                            =======  =======  =======  =======  =======
Balance Sheet Data:
  Invested assets and cash                  $25,157  $20,653  $17,009  $15,273  $13,576
  Total assets                               29,511   25,639   20,698   19,358   17,704
  Reported and unreported
         claims payable                       9,651   12,854    9,906    8,238    5,831
  Contingency reserves payable                5,305    6,081    5,191    3,847    2,875
  Total liabilities                          19,026   22,688   18,737   14,736   11,796
  Stockholders' equity                       10,485    2,951    1,961    4,622    5,908

Earnings (loss) per common share was calculated by dividing net income
(loss) by the weighted average number of Class C common shares outstanding during each period as follows: 2004 1,365,604; 2003 1,365,604; 2002 1,365,604;
2001 1,379,258; 2000 1,412,869.

DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

STEPHAN D. SCHROEDER,M.D., President
Hand County Clinic, Family Practitioner

JOHN C. STERNQUIST,M.D., Vice President
Yankton Medical Clinic, General Surgeon

JAMES A. ENGELBRECHT,M.D.,
Secretary/Treasurer
Black Hills Orthopedic and Spine Center,
Rheumatologist

MR. R. VAN JOHNSON
Attorney

THOMAS L. LUZIER, M.D.
Aberdeen Asthma and Allergy
Allergist

THOMAS L. KRAFKA,M.D.
Radiology Associates, Radiologist

JAMES R. REYNOLDS,M.D.
North Central Heart Institute
Cardiac, Thoracic and Vascular Surgeon

JOHN E. RITTMANN, M.D.
Brown Clinic, Family Practitioner

MR. BOB L.SUTTON
South Dakota Community Foundation,
Executive Director

VANCE THOMPSON, M.D.
Vance Thompson Vision, Opthalmologist


EXECUTIVE OFFICERS

MR. L. PAUL JENSEN,
Chief Executive Officer

MR. KIRK J. ZIMMER,
Senior Vice President,
Chief Operating Officer

MS. SHARON K. DUNCAN,
Vice President, System Operations

MR. BRUCE E. HANSON,
Vice President, Finance
Chief Financial Officer

MR. SCOTT L. JAMISON,
Vice President, Provider Relations

MR. DEAN M. KROGMAN,
Vice President, External Operations

MR. BRIAN E. MEYER,
Vice President, Information Systems

MR. THOMAS N. NICHOLSON,
Vice President, Chief Marketing Officer

WILLIAM O. ROSSING,M.D.,
Vice President, Medical Director



SHAREHOLDER INFORMATION

CORPORATE HEADQUARTERS
DAKOTACARE
1323 South Minnesota Avenue
Sioux Falls, South Dakota 57105
(605)334-4000

INDEPENDENT PUBLIC ACCOUNTANTS
McGladrey & Pullen, LLP
Sioux Falls, South Dakota

CORPORATE COUNSEL
Securities Matters:
Gray, Plant, Mooty, Mooty & Bennett, P.A.
Minneapolis, Minnesota

General Matters:
Frieberg, Zimmer, Duncan and Nelson, L.L.P.
Parker, South Dakota

TRANSFER AGENT
The First National Bank in Sioux Falls
Sioux Falls, South Dakota

FORM 10-K
The Company has filed an annual report with the Securities and Exchange Commission on Form 10-K.
Shareholders may obtain a copy of this report, without charge, by writing:

Investors Relations
DAKOTACARE
1323 South Minnesota Avenue
Sioux Falls, SD 57105

ANNUAL MEETING
The annual meeting of shareholders will be held at the Ramkota Hotel in Sioux Falls, South Dakota, on Friday
June 10, 2005,at 2:30 p.m.

INTERNET ADDRESS
To access information about DAKOTACARE including provider directories, product and service information, and wellness issues, visit our home page via the Internet. Our address is www.dakotacare.com

                                        DAKOTACARE/2004 Annual Report   31

AGENT DIRECTORY
Our statewide network of 34 DAKOTACARE sales agencies assures that our clients receive the local attention to service that they desire.

1 KARLEN &ASSOCIATES, INC.
  Aberdeen, SD (605)225-9011

2 INSURANCE PLUS
  Aberdeen, SD (605)225-4270

3 NORTHERN HILLS INSURANCE
  Belle Fourche, SD (605)892-2727

4 JENSEN INSURANCE & REAL ESTATE
  Beresford, SD (605)763-2675

5 DELLA TSCHETTER INSURANCE
  Brookings, SD (605)692-2078

6 FIRST WESTERN INSURANCE
  Custer, SD (605)673-2214

7 COBURN INSURANCE AGENCY
  Deadwood, SD (605)578-3456

8 FIRST WESTERN INSURANCE
  Hill City, SD (605)574-2547

9 FLANAGAN AGENCY
  Huron, SD (605)352-3512

10 KUNDERT-WILLIAMS INSURANCE AGENCY
   Madison, SD (605)256-6608

11 DICE FINANCIAL SERVICES
   Mitchell, SD (605)996-7171

12 BOB CLARK INSURANCE, INC.
   Pierre, SD (605)224-4049

13 BOB CLARK INSURANCE, INC.
   Rapid City, SD (605)348-7410

14 PROFESSIONAL INSURORS
   Rapid City, SD (605)343-1111

15 TIMOTHY KATTKE
   Redfield, SD (605)472-1445

16 BOEN AND ASSOCIATES, INC.
   Sioux Falls, SD (605)336-0425

17 CORINSURANCE
   Sioux Falls, SD (605)977-5900

18 INNOVATIVE EMPLOYER SOLUTIONS
   Sioux Falls, SD (605)371-8836

19 NWGM-STRATEGIC EMPLOYEE BENEFITS
   Sioux Falls, SD (605)323-6611

20 OLSON & ASSOCIATES INSURORS, INC.
   Sioux Falls, SD (605)335-7777

21 PARKS INSURANCE
   Sioux Falls, SD (605)362-6047

22 DALE SHADE
   Sioux Falls, SD (605)336-0460

23 TERRY TENDLER
   Sioux Falls, SD (605)334-3700

24 WOLLMAN INSURANCE AGENCY, INC.
   Sioux Falls, SD (605)334-0004

25 WORKPLACE MARKETING
   Sioux Falls, SD (605-274-6653

26 BAER 'S INSURANCE AGENCY
   Spearfish, SD (605)642-4711

27 FIRST WESTERN INSURANCE
   Spearfish, SD (605)642-3143

28 JACOBSON FIRST WESTERN INSURANCE
   Sturgis, SD (605)347-4644

29 CHANEY-CORINSURANCE
   Vermillion, SD (605)624-0031

30 OLNEY FIRST WESTERN INSURANCE
   Wall, SD (605)279-2545

31 KINSMAN INSURANCE AGENCY
   Watertown, SD (605)886-4911

32 FRIEMARK AND ASSOCIATES, INC.
   Watertown, SD (605)882-1688

33 CIHAK INSURANCE
   Yankton, SD (605)665-9393

34 CORTRUST
   Yankton, SD (605)665-2360